UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

UNITED STATIONERS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

     ☐ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

United Stationers Inc. 2200 East Golf Road Des Plaines, Illinois 60016-1267

April 6, 2005

Dear Stockholder:

On behalf of the Board of Directors and management of United Stationers Inc., I cordially invite you to attend the 2005 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 11, 2005, at 2:00 p.m. Central Time, at the Company’s offices located at 2200 East Golf Road, Des Plaines, Illinois.

At this year’s Annual Meeting, the matters to be considered by stockholders are the election of three directors each to serve for a three-year term expiring in 2008, the ratification of the selection of the Company’s independent registered public accountants for 2005, the approval of the Amended and Restated Management Incentive Plan and the transaction of such other business as may properly come before the meeting. The Board of Directors of the Company has determined that approval of the proposed slate of director nominees, ratification of the selection of independent registered public accountants and approval of the Amended and Restated Management Incentive Plan is in the best interest of the Company and its stockholders, and has unanimously recommended a vote “FOR” election of these nominees, “FOR” ratification of the selection of independent registered public accountants and “FOR” approval of the Amended and Restated Management Incentive Plan.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the meeting, we recommend that you submit a proxy with your voting instructions by telephone, through the Internet or by completing, signing, dating and mailing your proxy card in accordance with the instructions provided on it. This way, your shares will be voted even if you are unable to attend the meeting. This will not, of course, limit your right to attend the meeting or prevent you from voting in person at the meeting if you wish to do so.

Your directors and management look forward to personally meeting those of you who are able to attend.

Sincerely yours,

Frederick B. Hegi, Jr.
Chairman of the Board

United Stationers Inc. 2200 East Golf Road Des Plaines, Illinois 60016-1267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 11, 2005

The Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday, May 11, 2005, at 2:00 p.m. Central Time, at the Company’s offices located at 2200 East Golf Road, Des Plaines, Illinois for the following purposes:

1.	To elect three Class I directors each to serve for a three-year term expiring in 2008;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2005;

3.	To approve the Amended and Restated Management Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is the close of business on Friday, March 18, 2005. Only stockholders of record as of that time and date are entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at 2200 East Golf Road, Des Plaines, Illinois during normal business hours for ten days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to be present in person at the meeting, you are urged to submit a proxy with your voting instructions as promptly as possible. Record holders of the Company’s Common Stock as of the record date may submit their proxies with voting instructions by using a toll-free telephone number (within the U.S. or Canada) or by using the Internet. Instructions relating to these convenient services are described on the enclosed proxy card. Of course, you also may submit a proxy containing your voting instructions by completing, signing, dating and returning the enclosed proxy card in the U.S. postage-prepaid envelope provided with these materials.

By Order of the Board of Directors,

Richard W. Gochnauer
President and Chief Executive Officer

April 6, 2005

United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016-1267

PROXY STATEMENT
APRIL 6, 2005

PROXY AND VOTING INFORMATION

The Board of Directors of United Stationers Inc. (referred to as “we” or the “Company” in this Proxy Statement) is soliciting your proxy for use at our 2005 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being mailed to our stockholders on or about April 6, 2005.

Who May Vote

Holders of record of our Common Stock at the close of business on Friday, March 18, 2005 (the “Record Date”) may vote at the Annual Meeting. On that date, 33,195,666 shares of our Common Stock were issued and outstanding. Each share entitles the holder to one vote.

How to Vote

If you are a holder of record of our Common Stock (that is, the shares are registered by our transfer agent directly in your own name) on the Record Date, you may submit a proxy with your voting instructions, by the respective applicable deadline shown on the accompanying proxy card, using any of the following methods:

•	By Telephone: Call 1-800-542-1160 on a touch-tone telephone from anywhere within the United States or Canada and follow the instructions on your proxy card for voting by telephone.

•	Through the Internet: Go to the website http://www.votefast.com and follow the instructions printed on your proxy card.

•	By Mail: Complete, sign, date and mail the proxy card in the enclosed envelope.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on your proxy card before your proxy and voting instructions will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Once you have indicated how you want to vote in accordance with those instructions, you will receive confirmation that your proxy has been submitted successfully by telephone or through the Internet.

If you hold your shares of our Common Stock in “street name” through a broker, bank, custodian, fiduciary or other nominee, you should review the separate voting form supplied by that firm to determine whether and how you may vote by mail, telephone or through the Internet. To vote these shares, you must use the appropriate voting form or toll-free telephone number or website address specified on that firm’s voting form for beneficial owners.

How Proxies Work

Giving your proxy means that you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct. If you hold any shares in the Company’s Employee Stock Purchase Plan (“ESPP”), your proxy (whether given by mailing the proxy card or voting by telephone or through the Internet) will also serve as voting instructions to Computershare Trust Company, as nominee holder under the ESPP, with respect to the shares allocated to your account in the ESPP.

If you sign and return a proxy card, or use telephone or Internet voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR the election of each of the three director nominees, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accountants for 2005 and FOR the approval of the Amended and Restated Management Incentive Plan. If you specify how you want to vote your shares on some matters but not others, the proxies will vote your shares as directed on the matters that you specify and FOR approval of the other matters described in this proxy statement. However, if you hold shares in the ESPP, Computershare Trust Company, as nominee holder under the ESPP, will not vote shares allocated to your ESPP account unless you indicate your voting instructions. The proxies will also vote your shares in their discretion on any other business that may properly come before the meeting.

Revocation of Proxies

If you have voted by submitting a proxy, you may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following methods:

•	Submitting a new proxy card that is properly signed with a later date;

•	Voting again at a later date by telephone or through the Internet — your latest voting instructions submitted before the deadline for telephone or Internet voting, 11:59 p.m. Eastern Time on May 10, 2005, will be counted and your earlier instructions revoked;

•	Sending a properly signed written notice of your revocation to the Assistant Secretary of the Company at United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267; or

•	Voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

A new proxy card with a later date or written notice of revocation shall not constitute a revocation of a previously submitted proxy unless it is received by the Assistant Secretary of United Stationers Inc. before the previously submitted proxy is exercised at the Annual Meeting.

Quorum

To conduct the business of the Annual Meeting, we must have a quorum. Under our current Bylaws, a quorum for the Annual Meeting requires the presence, in person or by proxy, of the holders of a majority of the 33,195,666 shares of our Common Stock issued and outstanding on the Record Date.

In general, a broker who holds securities as a nominee in street name has limited authority to vote on matters submitted at a stockholders’ meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the “NASD”) to vote on specific matters without the need to obtain instructions from the beneficial owner, a broker will specify a “non-vote” on those matters. Typically, however, brokers are permitted by the NASD to vote for the election of directors and the ratification of the selection of accountants if they have not received instructions from the beneficial owner. Under Delaware law and our Bylaws, we count instructions to withhold voting authority for director nominees, any abstentions and broker non-votes as present at meetings of our stockholders for the purpose of determining the presence of a quorum.

Required Votes

Assuming a quorum is present, the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees who receive the greatest number of votes will be elected as directors. Broker non-votes and instructions to withhold authority to vote for one or more nominees are not counted for this purpose and will not affect the outcome of this election.

Assuming a quorum is present, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants will require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be counted as represented and entitled to vote for purposes of determining the total number of shares that are represented and entitled to vote with respect to this proposal. As a result, an abstention from voting on this proposal will have the same effect as a vote “against” the matter. Broker non-votes will not be considered as represented and entitled to vote with respect to this proposal and will have no effect on the voting on this matter.

Also assuming a quorum is present, approval of the Amended and Restated Management Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on such matter. Abstentions will be counted as represented and entitled to vote for purposes of determining the total number of shares that are represented and entitled to vote with respect to this proposal. As a result, an abstention from voting on this proposal will have the same effect as a vote “against” the matter. Broker non-votes will not be considered as represented and entitled to vote with respect to this proposal and will have no effect on the voting on this matter.

We do not know of any other matters to be submitted for stockholder action at the Annual Meeting.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies for the Annual Meeting. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic communication by our employees and by a third-party proxy solicitation firm. We have engaged MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist us in the distribution and solicitation of proxies for an estimated fee of approximately $7,500 plus expenses. Directors, officers and other employees of the Company who participate in soliciting proxies will not receive any additional compensation from the Company for doing so. Upon request, we will reimburse brokers, banks, custodians and other nominee record holders for their out-of-pocket expenses in forwarding proxy materials to their principals who are the beneficial owners of our Common Stock as of the Record Date.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Company’s business and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies relating to the Company’s overall performance rather than day-to-day operating details.

Our Board of Directors currently consists of nine members. The Board is divided into three classes, each of which is elected for a three-year term. The terms of the three current Class I Directors expire in 2005. Max D. Hopper, who has served as a Director since 1998 and currently serves as a Class I Director, will not stand for reelection at the Annual Meeting in accordance with the retirement provisions of the Company’s Corporate Governance Principles. The other Class I Directors are nominees at the Annual Meeting for reelection to a three-year term expiring in 2008. In addition, John J. Zillmer, who was appointed to the Board of Directors as a Class II Director in October 2004, will be a nominee as a Class I Director at the Annual Meeting for election to a three-year term expiring in 2008.

The nominees have indicated that they are willing and able to serve as Company Directors. If any nominee becomes unavailable for election for any reason, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote the shares they represent for any substitute nominee designated by the Board of Directors.

Information regarding each of the Director nominees and the Directors continuing in office, including his or her age, principal occupation, other business experience during at least the last five years, directorships in other publicly held companies and period of service as a Company Director, is set forth below.

Director Nominees

The nominees for election as Class I Directors at this year’s Annual Meeting, each to serve for a three-year term expiring in 2008, are set forth below:

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED TO SERVE AS A CLASS I DIRECTOR.

Richard W. Gochnauer (55) became the Company’s President and Chief Executive Officer in December 2002, after joining the Company as its Chief Operating Officer and a Director in July 2002. From 1994 until he joined the Company, Mr. Gochnauer held the positions of Vice Chairman and President, International, and President and Chief Operating Officer of Golden State Foods, a privately held food company that manufactures and distributes food and paper products. Prior to that, he served as Executive Vice President of the Dial Corporation, with responsibility for its Household and Laundry Consumer Products businesses. Mr. Gochnauer also served as President of the Stella Cheese Company, then a division of Universal Foods, and as President of the international division of Schreiber Foods, Inc. Mr. Gochnauer’s Executive Employment Agreement with the Company provided for his initial election to the Board.

Daniel J. Good (65) was elected to the Company’s Board of Directors in March 1995. Mr. Good is Chairman of Good Capital Co., Inc., a private investment firm in Lake Forest, Illinois, and has served as such since 1995. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., the largest producer of cat litter in the United States. Prior to such time, he was Managing Director of Merchant Banking of Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc.

John J. Zillmer (49) was elected to the Company’s Board of Directors in October 2004. From May 2000 until January 2004, Mr. Zillmer served as Executive Vice President of ARAMARK Corporation, a leading provider of food and facilities management services and uniform and career apparel. During the same period, he also served as President of ARAMARK’s Food and Support Services division. Prior to such time, he held various senior management positions with ARAMARK, including President of its Food and Support Services International division from August 1999 to May 2000 and President of its Business Services division from May 1995 to August 1999. Mr. Zillmer also serves as a director of Casella Waste Systems, Inc., a regional solid waste services company.

Continuing Directors

The other Directors, whose terms will continue after this year’s Annual Meeting, are as follows:

Class II Directors — Continuing in Office until May 2006

Frederick B. Hegi, Jr. (61) was elected to the Company’s Board of Directors in March 1995 and has served as its Chairman since November 1996. Mr. Hegi is a founding partner of Wingate Partners, a private investment firm, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P. From July 1999 to September 2002, Mr. Hegi also served as Chairman, President and Chief Executive Officer of Kevco, Inc., a publicly held distributor of building products to the manufactured housing and recreational vehicle industries that filed for protection under Chapter 11 of the United States Bankruptcy Code on February 5, 2001. Mr. Hegi is a director of: Lone Star Technologies, Inc., a diversified company engaged in the manufacture of tubular products; Drew Industries Incorporated, a company that produces a broad array of components for manufactured housing and recreational vehicle industries; and Texas Capital Bancshares, Inc., a bank holding company.

Ilene S. Gordon (51) was elected to the Company’s Board of Directors in January 2000. She currently serves as President of Alcan Food Packaging Americas, a division of Alcan Inc., a multinational company engaged in primary and fabricated aluminum, aluminum recycling and flexible and specialty packaging. From 1999 until Alcan’s 2003 acquisition of Pechiney Group, Ms. Gordon was a Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, Inc., a flexible packaging and marketing business. Prior to joining Pechiney in June 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently served as Vice President and General Manager, heading up Tenneco’s folding carton business. Ms. Gordon also serves as a director of Arthur J. Gallagher & Co., an international insurance brokerage and risk management business.

Class III Directors — Continuing in Office until May 2007

Roy W. Haley (58) was elected to the Company’s Board of Directors in March 1998. Mr. Haley is the Chairman and Chief Executive Officer of WESCO International, Inc. (“WESCO”), a wholesale supplier of electrical and other industrial supplies and services. Prior to joining WESCO in such roles in February 1994, he was President and Chief Operating Officer of American General Corporation, one of the nation’s largest consumer financial services organizations. In addition to his service as a director of WESCO, Mr. Haley is a director of Cambrex Corporation, a supplier of pharmaceutical and life science industry products and services, and serves as a director and Chairman of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland.

Benson P. Shapiro (63) was elected to the Company’s Board of Directors in November 1997. Dr. Shapiro has served on the faculty of Harvard University for 34 years. He currently is The Malcolm P. McNair Professor of Marketing Emeritus at the Harvard Business School and the President of B.P. Shapiro, Inc., a business consulting firm that he founded in 1972. He continues to teach a variety of Harvard’s executive programs on a part-time basis and spends most of his time engaged in consulting, public speaking and writing.

Alex D. Zoghlin (35) was elected to the Company’s Board of Directors in November 2000. He currently serves as President and Chief Executive Officer of G2 SwitchWorks Corp., a Chicago-based travel technology firm. He previously served as President and Chief Executive Officer, as well as Chairman of the Board of Directors, of neoVentures Inc., a venture capital investment company for emerging technology companies. From January 2000 until April 2003, Mr. Zoghlin served as Chief Technology Officer of Orbitz, LLC, a consumer-oriented travel industry portal backed by major airline companies. Before joining Orbitz in 2000, Mr. Zoghlin founded in 1998 and subsequently sold Sportsgear.com, a business-to-business sporting goods enterprise. He was the founder and, from 1995 to 1998, Chief Executive Officer of Neoglyphics Media Corporation, a Web development company serving Fortune 500 companies and selected government and non-profit organizations.

GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles

The Company is committed to the use of sound corporate governance principles and practices in the conduct of its business. The Company’s Board has adopted the United Stationers Inc. Corporate Governance Principles (the “Governance Principles”) to address certain fundamental corporate governance issues. The Governance Principles provide a framework for Company governance activities and initiatives and cover, among other topics, Director independence and qualifications, Board and Committee composition and evaluation, Board access to members of management and independent outside advisors, Board meetings (including meetings in executive session without management present) and succession planning. These principles also provide for the separation of the positions of Chairman of the Board, who would normally serve as the Company’s lead independent Director, from that of its Chief Executive Officer. The Governance Principles are included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com. Neither the Governance Principles nor any other information contained on or available through the Company’s website and referred to in this Proxy Statement is incorporated by reference in, or considered to be part of, this Proxy Statement.

Code of Conduct

The Company’s Board of Directors also has adopted the United Stationers Inc. Code of Business Conduct (the “Code of Conduct”). The Code of Conduct applies to all Directors, officers and employees, and covers topics such as compliance with laws and regulations, proper use of the Company’s assets, treatment of confidential information, ethical handling of actual or apparent conflicts of interest, accurate and timely public disclosures, prompt internal reporting of violations and accountability for adherence to its guidelines. A copy of the Code of Conduct is included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

Board Independence

The Company’s Board of Directors has affirmatively determined that all of its members, other than Mr. Gochnauer who serves as the Company’s President and Chief Executive Officer, are independent within the meaning of the Company’s independence standards set forth in its Governance Principles. The Company’s Governance Principles incorporate the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), and reflect the Board’s policy that a substantial majority of the Directors who serve on the Company’s Board should be independent Directors. Indeed, for a number of years, a substantial majority of the Company’s Board of Directors has been comprised of independent Directors.

Executive Sessions

Non-management Directors meet regularly in executive sessions without management. In accordance with the Company’s Governance Principles, such executive sessions are held at least four times a year. The Company’s independent Chairman of the Board generally presides at such sessions.

Self-Evaluation

The Board and each of the Audit, Governance, Human Resources, Finance and Technology Advisory Committees conduct an annual self-evaluation, as contemplated by the Company’s Governance Principles and the charters of such Board committees. The Finance and Technology Advisory Committees were formed on July 22, 2004. The Technology Advisory Committee did not conduct a self-evaluation in 2004.

Board Meetings and Attendance

The Board of Directors held eight meetings during 2004. During this period, each current Director attended more than 75% of the aggregate number of meetings of the Board of Directors and of the Board Committees on which he or she served.

Board Committees

The Board of Directors has established six standing committees — an Audit Committee, a Governance Committee, a Human Resources Committee, a Finance Committee, a Technology Advisory Committee and an Executive Committee. The Governance Committee serves as and performs the functions of a Board nominating committee. Each of the first five listed standing committees operates under a written charter adopted by the Board. The charters for the Audit Committee, the Governance Committee, the Human Resources Committee and the Finance Committee are included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

The membership of and number of meetings held by each such standing committee during 2004 are as follows:

Audit Committee — 10 meetings	Governance Committee — 5 meetings
Roy W. Haley — Chair	Daniel J. Good — Chair
Ilene S. Gordon	Frederick B. Hegi, Jr.
Max D. Hopper	Benson P. Shapiro
Human Resources Committee —	Executive Committee — no meetings
5 meetings	Frederick B. Hegi, Jr. — Chair
Ilene S. Gordon — Chair	Richard W. Gochnauer
Roy W. Haley	Benson P. Shapiro
Alex D. Zoghlin
Finance Committee — 5 meetings	Technology Advisory Committee —
Daniel J. Good — Chair	5 meetings
Frederick B. Hegi, Jr.	Max D. Hopper — Chair
Alex D. Zoghlin

John J. Zillmer became a member of the Audit Committee in January 2005, joining Roy W. Haley, Ilene S. Gordon and Max D. Hopper. Mr. Zillmer also joined the Human Resources Committee in January 2005,

replacing Mr. Haley on that committee. Mr. Hopper’s membership on the committees on which he currently serves will terminate when his term as a Director expires.

Audit Committee

The Board has determined that all of the above members of the Audit Committee are independent pursuant to NASDAQ’s current listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). No member of the Audit Committee received any compensation from the Company during 2004 other than for services as a member of the Board or one or more of its committees. The Board also has determined that all Audit Committee members are financially literate and at least one member has financial management expertise, in accordance with NASDAQ listing standards. In addition, the Board of Directors has determined that Roy W. Haley qualifies as an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission (“SEC”) regulations.

The principal functions of the Audit Committee involve assisting the Company’s Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements; (2) the soundness of the Company’s internal control systems; (3) assessment of the independence, qualifications and performance of the Company’s independent registered public accountants; (4) performance of the internal audit function; and (5) the Company’s legal, regulatory and ethical compliance programs. The Audit Committee’s ten meetings during 2004 included reviews with management and the Company’s independent registered public accountants regarding the Company’s financial statements before their inclusion in the Company’s annual and quarterly reports filed with the SEC. For additional information, see the report of the Audit Committee beginning on page 13.

Governance Committee

The Governance Committee evaluates corporate governance principles and makes recommendations to the full Board regarding governance matters, including evaluating the performance of the Company’s President and Chief Executive Officer and the Board of Directors and reviewing succession planning with respect to the President and Chief Executive Officer. The Company’s Board has determined that all of the members of the Governance Committee are independent pursuant to current NASDAQ listing standards. In performing the functions of a nominating committee, the Governance Committee reviews and makes recommendations to the full Board concerning the qualifications and selection of Director candidates, including any candidates that may be recommended by Company stockholders.

Human Resources Committee

The Human Resources Committee generally acts as a Board compensation committee, in that it reviews and makes recommendations with respect to compensation, employment agreements and benefits applicable to executive officers. The Human Resources Committee also oversees the development and administration of compensation, benefits, training and development programs and employment policies generally applicable to employees of the Company and its subsidiaries. The Board has determined that all members of the Human Resources Committee are independent pursuant to current NASDAQ listing standards. For additional information, see the report of the Human Resources Committee beginning on page 15.

Executive Committee

The Executive Committee has the authority to act upon many corporate matters that require Board approval, except where Delaware law requires action by the full Board or where the matter is required to be approved by a committee of independent Directors in accordance with applicable regulatory requirements. The Executive Committee did not hold any meetings during 2004.

Finance Committee

The purpose of the Finance Committee is to review and provide guidance to the Company’s Board of Directors and management with respect to the Company’s present and future capital requirements and opportunities, as well as plans, strategies, policies, proposals and transactions related to corporate finance, including potential acquisitions.

Technology Advisory Committee

The purpose of the Technology Advisory Committee is to assist the Company’s Board of Directors in fulfilling its oversight responsibilities relating to: (i) the assessment and management of the Company’s information technology (“IT”) assets and systems; (ii) the promotion of an effective, efficient, scalable, flexible, secure and reliable IT infrastructure that enhances the Company’s business and interactions with its reseller customers; (iii) the consideration of the impact of emerging IT developments that may affect the Company’s IT systems or business; and (iv) the alignment of the Company’s IT strategic direction, investment needs and priorities with its overall business strategies.

Consideration of Director Nominees

The Governance Committee periodically assesses the Board’s size and composition and whether there may be any near-term vacancies on the Board due to retirement or otherwise. The Governance Committee uses a variety of methods to identify and evaluate potential Director nominees when the need for a new or additional Director is identified. It may seek or receive candidate recommendations from other Board members, members of the Company’s senior management, stockholders or other persons. In addition, if and when it deems appropriate, the Governance Committee may retain an independent executive search firm to assist it in identifying potential Director candidates. Any such candidates may be evaluated at regular or special meetings of the Governance Committee, and the Governance Committee may solicit input from other Directors on the Company’s Board.

In evaluating any identified or submitted candidates for the Board, the Governance Committee seeks to achieve a balance of knowledge, skills, experience and capability on the Board and to address the Board membership criteria set forth in the Company’s Governance Principles. In addition, the Governance Committee believes that candidates must have: high personal and professional ethics and integrity, with values compatible with those of the Company; broad and substantial experience at a senior managerial or policy-making level as a basis for contributing wisdom and practical insights; the ability to make significant contributions to the Company’s success; and sufficient time to devote to their duties as a Director. In addition, the Governance Committee believes it is important that each Director represent the interests of all stockholders.

The Governance Committee’s policy is to consider properly submitted stockholder nominations for Director candidates in the same manner as a committee-recommended nominee. To recommend any qualified candidate for consideration by the Governance Committee, a stockholder should submit a supporting written statement to the Company’s Assistant Secretary at United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267 in accordance with the procedures and deadlines described later in this Proxy Statement under the heading “Stockholder Proposals.” This written statement must contain: (i) as to each nominee, his or her name and all such other information as would be required to be disclosed in a proxy statement with respect to the election of such person as a Director pursuant to the Exchange Act; (ii) the name and address of the stockholder providing such recommendation, a representation that the stockholder is the record owner of shares entitled to vote at the meeting, the number of shares owned, the period of such ownership and a representation that the stockholder intends to appear in person or by proxy to nominate the person specified in the statement; (iii) whether the nominee meets the objective criteria for independence of directors under applicable NASDAQ listing standards and the Company’s Governance Principles; (iv) a description of all arrangements or understandings, and any relationships, between the stockholder and the nominee or any other person or persons (naming such person(s)) pursuant to which the nomination is to be made by the stockholder; and (v) the written consent of each nominee to serve as a Director if so elected.

Communications with the Board and Annual Meeting Attendance

Any stockholder who desires to contact the Company’s Chairman of the Board, who serves as its lead independent Director, or the other members of the Board of Directors may do so by writing to: Chairman of the Board, or Board of Directors, United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267. All such written communications will be forwarded to and collected by the Company’s Assistant Secretary and delivered in the form received to the Chairman of the Board or, if so addressed or deemed appropriate based on the facts and circumstances outlined in the communication, to another member of the

Board or a Chair of one of its standing committees. However, unsolicited advertisements, invitations or promotional materials may not be forwarded to Directors, in the discretion of the Assistant Secretary.

Directors are encouraged to attend annual meetings of the Company’s stockholders. All of the Company’s Directors, except Ilene S. Gordon, attended the 2004 annual meeting of its stockholders.

DIRECTOR COMPENSATION

General

During 2004, the Governance Committee of the Company’s Board of Directors undertook one of its periodic reviews of the compensation paid to the Company’s non-employee Directors. With the assistance of a human resources consulting firm, the Governance Committee evaluated the current and recent historical cash, equity and total compensation paid by the Company to its non-employee Directors in light of benchmark data from a comparator group of companies (consistent with that used by the Human Resources Committee in its management compensation reviews) and established a total target compensation level based on the benchmark data. As a result of such review, the Governance Committee recommended to the Company’s Board of Directors, and the Board approved, adjustments in the cash compensation payable to the Company’s non-employee Directors and an annual stock option grant, as described more fully below.

The following table summarizes the total compensation paid to the Company’s non-employee Directors for 2004:

Retainer(1)	$46,000
Board Attendance Fees
• In person(2)	$2,000 per meeting
• By teleconference(2)	$1,000 per meeting
Committee Attendance Fees
• In connection with a Board meeting or by teleconference
- Audit Committee Chair	$1,500 per meeting
- Other Committee Chairs	$1,000 per meeting
- Other non-employee Directors	$500 per meeting
• Not in connection with a Board meeting
- All Committee Chairs	$1,500 per meeting
- Other non-employee Directors	$1,000 per meeting
2004 Option Grant(3)
• Chairman of the Board	6,000 share option
• All other non-employee Directors	5,000 share option

(1)	Actual amount paid for 2004, prorated to reflect an increase in annual retainer from $42,000 to $50,000 effective July 1, 2004, except for John J. Zillmer, whose retainer was prorated based on his appointment to the Board in October 2004.

(2)	Fees for attending Board meetings during 2004 were changed on July 27, 2004 from $1,000 to $2,000 per meeting. In addition, Board meeting fees for attendance by teleconference were changed from $500 to $1,000 per meeting on July 27, 2004.

(3)	All options had an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, which was $41.38 per share in the case of options granted to each of the non-employee Directors (other than John J. Zillmer) on September 1, 2004, and $44.90 per share in the case of the option granted to Mr. Zillmer on October 21, 2004.

Cash Compensation

As of July 1, 2004, the retainer paid to non-employee Directors was increased from an annual rate of $42,000 to $50,000. Meeting fees payable to Chairs of the standing Committees of the Board for attendance at meetings of their respective Committees held in connection with a Board meeting or by teleconference remained unchanged with $1,500 payable to the Audit Committee Chair, $1,000 payable to the Chairs of all other standing Committees, and $1,500 continuing to be payable for attendance at any other meeting by any standing committee Chair. Fees for attendance at 2004 Board meetings, effective for meetings held on and after July 27, 2004, were increased from $1,000 to $2,000 for each Board meeting (from $500 to $1,000 for each Board meeting held by teleconference). Members of committees not serving as the Chair of their respective committees continued to be paid $500 for each committee meeting held in connection with a Board meeting or by teleconference and $1,000 for any other committee meeting. Board members also were reimbursed for reasonable travel and other business expenses incurred in connection with their attendance at Board and committee meetings and other Company-requested functions and their performance of other responsibilities as Directors of the Company.

Deferred Compensation

Pursuant to the United Stationers Inc. Nonemployee Directors’ Deferred Stock Compensation Plan (the “Directors’ Deferred Compensation Plan”), non-employee Directors may defer receipt of fifty percent or more of their retainer and meeting fees. Deferred fees are credited quarterly to each participating Director in the form of stock units, based on the fair market value of the Company’s Common Stock on the quarterly deferral date. Deferred stock unit accounts are eligible for additional dividend equivalent credits, if any dividends on the Company’s Common Stock are declared or paid during the relevant period.

Each stock unit account generally is distributed and settled in whole shares of the Company’s Common Stock on a one-for-one basis, with a cash-out of any fractional stock unit interests, after the participant ceases to serve as a Company Director. Participants in the Directors’ Deferred Compensation Plan may elect to receive settlement of their stock unit accounts either by delivery of the aggregate whole shares in their respective accounts after the cessation of their service as Directors or in substantially equal installments over a period of not more than five years thereafter. If a participating Director dies before the distribution of his or her entire stock unit account, the balance remaining in the account becomes payable in cash in a lump sum to the Director’s designated beneficiary.

Equity Compensation

As a result of the 2004 review, the Company’s Board of Directors approved the grant to each non-employee Director of a non-qualified stock option to purchase shares of the Company’s Common Stock. Each non-employee Director other than the Chairman of the Board received an option to purchase 5,000 shares of the Company’s Common Stock in 2004. In consideration of his additional responsibilities as the lead independent director, the Chairman of the Board received an option to purchase 6,000 shares of the Company’s Common Stock. All options had an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, and vest in equal or substantially equal annual installments over a three-year period and have a ten-year term. These option grants were made in lieu of any awards under the United Stationers Inc. Directors Grant Plan (the “Directors Grant Plan”), which is described under the heading “Equity Compensation Plan Information.” The Company expects to make similar grants to its non-employee Directors on an annual basis.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 18, 2005 (unless otherwise indicated) with respect to the beneficial ownership of Common Stock by each person or group who is known by the Company to own beneficially more than five percent of its outstanding Common Stock.

	Number of Shares
	of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

Neuberger Berman, LLC and various affiliated entities(1)	3,189,718	9.61%
605 Third Avenue, 41st Floor
New York, New York 10158

Capital Research and Management Company(2)	2,831,500	8.53%
333 South Hope Street
Los Angeles, CA 90071
Wellington Management Company, LLP(3)	2,275,934	6.86%
75 State Street
Boston, Massachusetts 02109
Barclays Global Investors, NA, and various affiliated entities(4)	1,735,528	5.23%
45 Fremont Street
San Francisco, California 94105

(1)	This information is based on a Schedule 13G amendment filed with the SEC on February 15, 2005, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2004, by Neuberger Berman, LLC (“Neuberger”) and various affiliated entities. Of the shares set forth above, Neuberger reported shared dispositive power with respect to 3,189,718 shares, sole voting power with respect to 30,955 shares and shared voting power with respect to 2,451,000 shares. Of such 2,451,000 shares, 2,410,300 shares, or 7.26% of the class, are beneficially owned by Neuberger Genesis Fund Portfolio (“Neuberger Genesis”). Neuberger and Neuberger Berman Management, Inc. (“Neuberger Management”) serve as sub-adviser and investment manager, respectively, of Neuberger Genesis and so have shared dispositive power with respect to such 2,410,300 shares. Neuberger and Neuberger Management also have shared dispositive power, as well as shared voting power, with respect to the balance of the 2,451,000 shares held by various other Neuberger Berman funds as to which Neuberger serves as sub-adviser. The remaining balance of the 3,189,718 shares as to which Neuberger reported shared dispositive power are held by individual client accounts under Neuberger’s management as a registered investment adviser. Neuberger disclaims any economic interest in such shares, as Neuberger’s clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares. Neuberger Berman, Inc. is the parent holding company that owns 100% of Neuberger and Neuberger Management, and so also is deemed to be a beneficial owner of the 3,189,718 shares shown in the table above.

(2)	This information is based on a Schedule 13G filed with the SEC by Capital Research Management Company (“Capital”), a registered investment adviser, on February 14, 2005. In that filing, Capital reported that it had sole dispositive power and therefore may be deemed to beneficially own 2,831,500 shares of the Company’s Common Stock as of December 31, 2004.

(3)	This information is based on a Schedule 13G amendment filed with the SEC on February 14, 2005, reporting the shares of the Company’s Common Stock that Wellington Management Company, LLP (“WMC”) may be deemed to beneficially own, as of December 31, 2004, in its capacity as investment adviser. WMC reported that it had shared voting power with respect to 1,975,384 shares and shared dispositive power with respect to all 2,275,934 beneficially owned shares. All such shares were reported to be owned of record by individual clients which have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of such shares.

(4)	This information is based on a Schedule 13G filed with the SEC on February 14, 2005, reporting the shares of the Company’s Common Stock that may be deemed to be beneficially owned, as of December 31, 2004, by Barclays Global Investors, NA (“Barclays Investors”) and Barclays Global Fund Advisors (“Barclays Advisors”). Of the 1,735,528 shares reported as beneficially owned, on a combined basis, Barclays Investors and Barclays Advisors had sole voting power with respect to an aggregate of 1,653,218 shares and sole dispositive power with respect to all 1,735,528 shares. Such shares were reported as held by such entities in trust accounts for the economic benefit of the account beneficiaries.

Security Ownership of Management

To the Company’s knowledge, the following table reflects the beneficial ownership of the Company’s Common Stock as of March 18, 2005 by each Company Director, each executive officer named in the Summary Compensation Table on page 18 and all of the Company’s Directors and executive officers as a group, with sole voting and investment power, unless otherwise indicated.

	Number of Shares of
	Common Stock
Name of Beneficial Owner	Beneficially Owned(1)		Percent of Class

Daniel J. Good	109,557	(2)(3)	*
Ilene S. Gordon	26,168	(2)(4)(5)	*
Roy W. Haley	35,833	(2)	*
Frederick B. Hegi, Jr.	586,405	(2)(4)(6)	1.8%
Max D. Hopper	41,303	(2)(4)	*
Benson P. Shapiro	35,833	(2)(4)	*
John J. Zillmer	0		*
Alex D. Zoghlin	35,561	(4)	*
Richard W. Gochnauer	179,966		*
Stephen A. Schultz	11,180		*
Kathleen S. Dvorak	82,170		*
Mark J. Hampton	26,732		*
P. Cody Phipps	25,000		*
All current Directors and Executive Officers as a Group (22 persons)	1,474,974		4.4%

*	Represents less than 1%

(1)	In accordance with applicable SEC beneficial ownership rules, includes shares of the Company’s Common Stock that may be acquired within 60 days after March 18, 2005 through the exercise of stock options outstanding as of such date, as follows: Mr. Good, 11,833 shares; Ms. Gordon, 17,833 shares; Mr. Haley, 35,833 shares; Mr. Hegi, 36,832 shares; Mr. Hopper, 35,833 shares; Dr. Shapiro, 35,833 shares; Mr. Zoghlin, 29,833 shares; Mr. Gochnauer, 166,666 shares; Mr. Schultz, 11,180 shares; Ms. Dvorak, 76,666 shares; Mr. Hampton, 26,732 shares; Mr. Phipps, 25,000 shares; and all current Directors and executive officers as a group, 770,704 shares.

(2)	Excludes shares of the Company’s Common Stock issuable on a one-for-one basis five years after the grant date, absent acceleration, in settlement of fully vested deferred stock units awarded in May 2001 under the Directors Grant Plan, as follows: Mr. Good, 3,200 shares; Ms. Gordon, 1,100 shares; Mr. Haley, 3,200 shares; Mr. Hegi, 4,000 shares; Mr. Hopper, 3,200 shares; and Dr. Shapiro, 3,200 shares.

(3)	Includes 34,798 shares owned by Good Capital Co., Inc. (“Good Capital”). Mr. Good is Chairman and a controlling stockholder of Good Capital and, accordingly, may be deemed to share voting and dispositive power and therefore beneficially own such shares. Mr. Good disclaims beneficial ownership of the shares owned by Good Capital except to the extent of his beneficial interest therein.

(4)	Includes shares issuable shortly after the participant’s cessation of service as a Director on a one-for-one basis in satisfaction of fully vested deferred stock units credited under the Directors’ Deferred

Compensation Plan, as follows: Ms. Gordon, 7,335 shares; Mr. Hegi, 9,592 shares; Mr. Hopper, 5,470 shares; and Mr. Zoghlin, 5,728 shares. Does not include the 9,334 shares issuable in settlement of fully vested deferred stock units credited to Dr. Shapiro under the same plan, as he has elected to defer receipt of such shares over a two-year period following termination of his service as a Director.

(5)	In addition to the shares referenced in Notes 1 and 4, includes 1,000 shares with respect to which Ms. Gordon may be deemed to have shared voting and dispositive power with her spouse.

(6)	In addition to the shares referenced in Notes 1 and 4, includes (i) 318,358 shares held of record by Mr. Hegi, (ii) 42,312 shares held of record by a family company of which he is managing partner, and (iii) 179,311 shares held in trust for his benefit and for which he serves as trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and persons who own more than 10% of the Company’s Common Stock to file with the SEC reports of holdings and transactions in the Company’s Common Stock. Based on its review of such reports furnished to the Company and on written representations from the Company’s Directors and executive officers that no other reports were required, the Company believes that there are no disclosures required hereunder of any late filings of any 2004 Section 16(a) reports.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee of the Company’s Board of Directors consists of the four non-employee Directors named below. Each member of the Audit Committee is independent, as defined by the current NASDAQ listing standards and Rule 10A-3 of the Exchange Act. No member of the Audit Committee received any compensation from the Company during 2004 other than for services as a member of the Board or one or more of its committees.

The Board of Directors has determined that all Audit Committee members are financially literate and at least one member has financial management expertise, in accordance with NASDAQ listing standards. In addition, the Board of Directors has determined that Roy W. Haley qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Audit Committee Charter and Responsibilities

The Audit Committee operates under a written charter originally adopted by the Board of Directors in February 2000 and most recently amended as of March 15, 2003. The Audit Committee regularly reviews its charter, most recently on December 7, 2004. The Audit Committee charter may be found under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

The Audit Committee assists the Company’s Board of Directors in fulfilling its responsibilities for oversight of: (1) the integrity of the Company’s financial statements; (2) the soundness of the Company’s internal control systems; (3) assessment of the independence, qualifications and performance of the Company’s independent registered public accountants; (4) performance of the internal audit function; and (5) the Company’s legal, regulatory and ethical compliance programs.

The Company’s management has primary responsibility for preparing the Company’s financial statements and for establishing and maintaining its financial reporting processes and internal controls. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of such financial statements with U.S. generally accepted accounting principles. In addition, the Company’s independent registered public accountants are also responsible for auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting as well as management’s assessment of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB.

The Audit Committee has the sole authority to select, appoint and, if appropriate, terminate the engagement of the independent registered public accountants. As described below under “Proposal 2: Ratification of the Selection of Independent Registered Public Accountants — Audit Committee Pre-Approval Policy,” the Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of all audit and permitted non-audit services performed for the Company by its independent registered public accountants.

Audit Committee Report

In this context, the Audit Committee reports as follows with respect to the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2004:

The Audit Committee has reviewed and discussed the Company’s audited financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, the independent registered public accountants evaluation of the Company’s internal control over financial reporting and the related reports of the independent registered public accountants with the Company’s management, its chief internal auditor and its independent registered public accountants, with and without management present.

The Audit Committee has discussed with the independent registered public accountants matters relating to the independent registered public accountants’ judgment about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting, the reasonableness of significant judgments and the clarity of financial statement disclosures, as required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has discussed with the independent registered public accountants their independence from the Company and its management, as well as the matters in the written disclosures received from them in accordance with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has received a letter from the Company’s independent registered public accountants confirming their independence and has discussed the letter with them. In addition, the Audit Committee has considered the non-audit services provided by the independent registered public accountants and concluded that such services are compatible with maintenance of the independent registered public accountants’ independence.

The Audit Committee has reviewed with the independent registered public accountants and internal auditors their respective audit plans, audit scope and identification of audit risks. It has discussed the internal audit function’s organization, responsibilities and activities with the Company’s management, its internal auditors and the independent registered public accountants. The Audit Committee periodically met with both the internal auditors and the independent registered public accountants, with and without management present, to discuss the results of their respective evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. It also met periodically to discuss such matters in executive session.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Members of the Audit Committee:

Roy W. Haley, Chair

Ilene S. Gordon
Max D. Hopper
John J. Zillmer

REPORT OF THE HUMAN RESOURCES COMMITTEE

ON EXECUTIVE COMPENSATION

The Human Resources Committee and its Responsibilities

The Human Resources Committee of the Company’s Board of Directors is appointed by the Board of Directors from its membership and consists entirely of Directors who are not officers or employees of the Company. Each member of the Human Resources Committee is independent, as defined by current NASDAQ listing standards.

The Human Resources Committee operates under a written charter originally adopted by the Board of Directors in February 2000 and most recently amended as of May 15, 2003, and reviewed by the Human Resources Committee on March 11, 2004. The amended charter is included under “Corporate Governance” as part of the “Investor Information” section available through the Company’s website at http://www.unitedstationers.com.

Among its executive compensation oversight responsibilities, the Human Resources Committee approves or presents recommendations to the Board with respect to the base salary and annual incentive compensation of the Company’s executive officers. The Human Resources Committee also generally oversees the development and administration of the Company’s compensation and benefit plans, programs and practices. With respect to the Company’s short-term incentive programs, the Human Resources Committee establishes performance targets under the Company’s Management Incentive Plan or criteria applicable to other executive officer bonuses and reviews attainment of such targets or satisfaction of other relevant criteria, and will continue to do so under the Amended and Restated Management Incentive Plan. The Human Resources Committee also approves grants under and administers the Company’s equity-based, long-term incentive plans.

Philosophy

In overseeing the Company’s executive compensation programs, the Human Resources Committee is guided by the following principles:

•	Total compensation is intended to attract, motivate and retain talented contributors to the Company and to balance short- and long-term Company goals by combining at or near industry-average base salaries with meaningful variable, performance-based short- and long-term compensation;

•	A significant portion of total compensation is designed to link pay and performance and encourage attainment of Company and individual performance objectives, with the potential for above-industry- average payouts when superior performance objectives are met or exceeded; and

•	The Company’s compensation programs are intended to align the interests of executive officers and other managers with the interests of stockholders through long-term, equity-based incentives.

Evaluation and Components of Total Compensation

In its review of the Company’s compensation program in relation to the above compensation principles, the Human Resources Committee periodically reviews data regarding executive officer and other management compensation abstracted from general industry surveys and other publicly available sources, as well as benchmark information provided by human resources consulting firms. This comparative information has included compensation data relating to both wholesalers and a more diverse group of companies, including distribution, service and manufacturing firms, with which the Company believes it competes for management talent. These comparator group companies are not limited to the companies included in the Office Equipment Industry Index used for the Stock Performance Graph. The Human Resources Committee also engages human resources consulting firms from time to time to advise it on specific compensation proposals and programs.

The three basic components of the Company’s compensation program are: (1) annual base salary; (2) short-term incentives, generally in the form of annual cash bonuses; and (3) long-term incentives, principally involving stock options historically. In determining each component of compensation, the Human Resources Committee considers all elements of an executive’s total compensation package.

Base Salary

The Human Resources Committee believes it is important to provide competitive base salaries to attract and retain talented executives. Initially, in establishing base pay, the Company generally develops a salary range for positions based on what it regards as average base pay information with respect to similar positions at appropriate comparator companies.

In evaluating base compensation levels and proposed adjustments for executive officers, the Human Resources Committee generally considers responsibility level, experience, industry or technical knowledge and skills, demonstrated individual performance, the Company’s existing salary structure for comparable positions with similar responsibilities and, as described above, competitive base compensation practices. In general, the base salaries of executive officers are subject to annual review, based on the preceding factors, and any adjustments in base compensation are made effective as of January 1.

In 2004, the executive officers named in the Summary Compensation Table (the “Named Executive Officers”) received base salary increases that averaged approximately 3.7%.

Annual Cash Incentives

The Company’s Management Incentive Plan (the “MIP”), as approved by the Company’s stockholders in 2000, was designed to provide annual cash incentive opportunities to executive officers and other key employees. Under the MIP, bonuses become payable under a formula based on percentage attainment of Company performance targets predetermined annually by the Human Resources Committee. For 2004, the total Company performance goals applicable to the Company’s executive officers included the following four measures: (1) adjusted diluted earnings per share for the Company; (2) margin enhancement and expense savings goals related to identified Company “War on Waste” initiatives; (3) invested capital efficiency, defined as net invested capital as a percentage of total annual net sales; and (4) safety-related cost reduction targets.

At the beginning of 2004, a target annual incentive amount was established by the Human Resources Committee for each Named Executive Officer that approximated the average of the compensation peer group. The 2004 target bonus for Mr. Gochnauer was set at 80% of his base salary, and the 2004 target bonuses for other executive officers were set at 40% to 50% of their base salaries. As a result of the Company’s 2004 financial performance, the Company’s Named Executive Officers (with the exception of one executive officer who is a subsidiary president) received bonuses equal to 63.41% of their target bonuses. The percentage payout was based on the 2004 results for the following four measures and their respective weighting: adjusted diluted earnings per share — 0% payout and weighted at 60%; invested capital efficiency — 81.73% payout and weighted at 10%; War on Waste — 200% payout and weighted at 25%; and safety — 104.77% payout and weighted at 5%. One executive officer who is a subsidiary president had attainment levels and relative weightings based on 20% total Company performance (based on the foregoing measures) and 80% based on the Company’s Janitorial/Sanitation Category, which was comprised of the following two measurements: operating contribution — payout at 175.70% and weighted at 60%; and revenue attainment — payout at 155.93% and weighted at 40%, resulting in a total bonus of approximately 146.92% of the target bonus.

Long-Term Equity-Based Incentives

The Human Resources Committee believes that a significant component of executive compensation should be dependent on value created for stockholders through long-term stock price appreciation. This aligns the interests of executive officers with those of the Company’s other stockholders, and encourages consideration of long-term strategic as well as short-term operational goals. As a result, the Company’s long-term incentive awards are equity-based. In 2004, the Company’s stockholders approved the United Stationers Inc. 2004 Long-Term Incentive Plan (the “LTIP”) that allows for the grant of various long-term incentive vehicles, including stock options, restricted stock and other full-value and cash awards.

Stock options have played an important role in the Company’s total compensation program for both executive officers and other key employees. In recent years, the Human Resources Committee has made an annual grant of options to a broad group of eligible employees. The number of shares underlying stock options granted is based on delivering a competitive long-term incentive opportunity slightly above the 50th percentile of the comparator group. In addition, the Human Resources Committee considers the eligible employee’s job responsibility level and potential positive impact on the Company’s long-term performance, subject to adjustment for individual performance.

The Human Resources Committee approved annual option grants to the Named Executive Officers in September 2004 based on the foregoing criteria, including a grant to Mr. Gochnauer of a nonqualified option to purchase 95,000 shares of the Company’s Common Stock at an exercise price equal to $41.38, the fair market value of the Common Stock on the date of grant. Options granted to the other Named Executive Officers are described under “Executive Compensation.”

Compensation of Chief Executive Officer

The 2004 compensation of Mr. Gochnauer was determined in accordance with the criteria and policies described above. For 2004, Mr. Gochnauer received a base salary increase of 3.3%, resulting in a base salary of $775,000, effective January 1, 2004. Based on the extent to which the MIP performance measures were met, Mr. Gochnauer received a bonus of $393,151, or 63.41% of his target bonus. Mr. Gochnauer also was granted an option to purchase 95,000 shares of the Company’s Common Stock, as described above.

Special Awards

The Human Resources Committee upon occasion has granted short-term or long-term awards in addition to those generally made available under the MIP or through annual option grants. Such awards generally are utilized to attract new hires to the Company, to recognize increased responsibilities or special contributions, to retain executives or to recognize other special circumstances.

Other Programs

The Company also provides its officers with medical and life insurance, pension benefits, a 401(k) savings plan, a compensation deferral program and perquisites and other benefits, including a supplemental medical reimbursement program, that are intended to be competitive with market practices.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executives to $1 million annually, unless certain requirements are satisfied. To maximize the corporate tax deduction, the Company’s MIP and the LTIP were designed to comply with the requirements of Section 162(m) of the Code and were approved by the Company’s stockholders. As the $1 million limit does not apply to compensatory amounts that qualify as performance-based compensation under Section 162(m), performance-based awards made pursuant to these plans are intended to qualify for corporate tax deductibility.

The Human Resources Committee intends to use performance-based compensation to minimize the effect of the limits imposed by Section 162(m) to the extent that compliance with Code requirements does not conflict with the Company’s compensation objectives. In some cases, however, the Human Resources Committee believes that the loss of some portion of a corporate tax deduction may be necessary and appropriate in order to attract and retain qualified executives.

Members of the Human Resources Committee:

Ilene S. Gordon, Chair

John J. Zillmer*
Alex D. Zoghlin

*	Mr. Zillmer joined the Human Resources Committee in January 2005 and therefore was not involved in setting 2004 compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Human Resources Committee of our Board of Directors. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table and notes below show the compensation for the last three years of the Company’s President and Chief Executive Officer and its four next highest-paid executive officers as of December 31, 2004 for services in all capacities to the Company and its subsidiaries. The individuals shown in the table below are sometimes referred to in this Proxy Statement as the “Named Executive Officers.”

		Annual Compensation				Long-Term Compensation

	Year				Other	Restricted	Securities
Name and	Ended	Base			Annual	Stock/Stock Unit	Underlying	All Other
Principal Position	12/31	Salary(1)	Bonus(2)		Compensation(3)	Awards	Options/SARs	Compensation(4)

Richard W. Gochnauer	2004	$822,297	$393,151		$12,553	—	95,000	$6,150
President and Chief	2003	772,297	627,444		195,408	—	100,000	6,000
Executive Officer	2002	301,667	496,000	(5)	22,107	—	400,000	—
P. Cody Phipps	2004	$303,300	$140,837	(5)	—	—	23,000	$6,150
Senior Vice President,	2003	120,880	124,583	(5)	—	—	100,000	—
Operations	2002	—	—		—	—	—	—
Kathleen S. Dvorak	2004	$298,137	$86,715		$3,846	—	20,400	$6,150
Senior Vice President	2003	282,861	140,526		3,840	—	21,000	6,000
and Chief Financial	2002	262,225	44,304		1,380	—	25,000	9,137
Officer
Stephen A. Schultz	2004	$242,838	$134,075		$67,772	—	11,600	$5,704
President, Lagasse, Inc.	2003	239,771	184,585	(6)	4,450	—	12,000	6,000
and Vice President,	2002	217,699	24,354		367	—	12,000	7,068
Category Management,
Janitorial/ Sanitation
Mark J. Hampton	2004	$292,696	$82,847		$7,863	—	20,100	$6,102
Senior Vice President,	2003	276,668	132,737		7,987	—	23,000	5,760
Marketing	2002	253,352	44,304		33,770	—	25,000	13,540

(1)	Reflects base salary amounts earned during the three years (or, for Mr. Gochnauer and Mr. Phipps, from and after their employment commencement dates in July 2002 and August 2003, respectively), including any portions deferred under the 401(k) Savings Plan and Deferred Compensation Plan of the Company’s wholly owned subsidiary, United Stationers Supply Co. (“USSC”). Also includes: (a) cash car allowances paid in lieu of perquisites; and (b) additional cash amounts (excluding those described in Note 3(b)) paid to the Named Executive Officers (excluding Mr. Phipps) for 2004, 2003 and the second half of 2002 in consideration of their assumption of premium payments on existing split-dollar life insurance policies. No split-dollar premium payments were paid on behalf of Mr. Phipps.

(2)	Except as otherwise described in Notes 5 and 6, the amounts shown represent cash incentives earned under the MIP for that year and paid during the first quarter of the following year.

(3)	The amounts shown include the following:

(a)	(i) 2004 personal benefits for Mr. Schultz of $51,137, including $35,438 in relocation-related reimbursement payments and $15,080 for country club dues and initiation fees, (ii) 2003 personal benefits for Mr. Gochnauer with an aggregate cost to the Company of $148,247, including $76,276 in relocation-related reimbursement payments and $50,000 for country club initiation fees, and (iii) 2002 personal benefits for Mr. Hampton of $31,352, including $22,714 in officer health care benefits and $8,193 for country club dues. The value of perquisites provided by the Company to Messrs. Schultz, Gochnauer and Hampton in other years shown and to the other Named Executive

Officers for all three years is excluded from the table, as such value did not exceed the lesser of $50,000 or 10% of the combined annual salary and bonus for any such individual in any such year.

(b)	Gross-up payments to offset federal and state tax liabilities attributable to the Named Executive Officers’ assumption of premium payments on existing split-dollar life insurance policies. Also includes payments to offset federal and state tax liabilities attributable to relocation expense reimbursement payments received by Mr. Gochnauer of $34,918 in 2003 and $22,107 in 2002 and by Mr. Schultz of $14,793 in 2004 and $2,930 in 2003.

(4)	Amounts shown in this column for 2004 reflect Company contributions to the 401(k) Savings Plan of $6,150 each on behalf of Mr. Gochnauer, Mr. Phipps, Ms. Dvorak and $5,704 and $6,102 on behalf of Mr. Schultz and Mr. Hampton, respectively.

(5)	The 2002 bonus amount shown for Mr. Gochnauer represents the guaranteed bonus payable to him for such year in accordance with his Executive Employment Agreement, effective as of July 22, 2002, with the Company and USSC. Amounts shown for Mr. Phipps include a retention bonus of $50,000 in 2004 and a one-time cash acceptance bonus of $75,000 in 2003, each of which was paid to Mr. Phipps in accordance with his Executive Employment Agreement, effective as of August 18, 2003, with the Company and USSC.

(6)	The 2003 amount shown for Mr. Schultz includes a $50,000 relocation-related bonus considered by the Company as a non-recurring payment. Accordingly, Mr. Schultz did not appear in the Summary Compensation Table in the Company’s definitive proxy statement dated March 23, 2004.

Option Grants in 2004

The table below shows all grants of stock options made to the Named Executive Officers during 2004 under the LTIP. The LTIP provides for grants of non-qualified and incentive stock options, stock appreciation rights, full value stock awards (including restricted stock) and cash incentive awards.

	Individual Grants
					Potential Realizable Value at
	Number of	Percent of Total			Assumed Annual Rates of
	Securities	Options/SARs			Stock Price Appreciation for
	Underlying	Granted to	Per Share		Option Term(1)
	Options/SARs	Employees in	Exercise or	Expiration
Name	Granted	Fiscal Year	Base Price	Date	5%	10%

Richard W. Gochnauer	95,000	12.9%	$41.38	09/01/14	$2,472,248	$6,265,161
P. Cody Phipps	23,000	3.1	41.38	09/01/14	598,544	1,516,828
Kathleen S. Dvorak	20,400	2.8	41.38	09/01/14	530,883	1,345,361
Stephen A. Schultz	11,600	1.6	41.38	09/01/14	301,874	765,009
Mark J. Hampton	20,100	2.7	41.38	09/01/14	523,076	1,325,576

(1)	These amounts are calculations required by SEC rules and are not intended to forecast any future appreciation in the price of the Company’s Common Stock. The actual value of the options will vary in accordance with the market price of such stock.

The options granted to the Named Executive Officers during 2004 become exercisable in equal or substantially equal annual installments on each of the first three anniversaries of their respective grant dates. They are subject to partial or full accelerated vesting on certain events relating to a Change of Control (as defined in the LTIP) of the Company. See “Employment Contracts and Employment Termination and Change of Control Arrangements.” Except as otherwise permitted by the Human Resources Committee, awards under the LTIP are not transferable except as designated by will or laws of descent and distribution.

Option Exercises in 2004 and Year-End Option Values

The table below shows: (i) aggregate exercises of options to purchase the Company’s Common Stock by the Named Executive Officers during 2004; (ii) the value realized upon such exercises; and (iii) the value of the remaining options held by the Named Executive Officers at year end (based on the $46.20 per share closing price of the Company’s Common Stock on December 31, 2004, less the aggregate exercise price for such options, but before payment of applicable taxes).

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			December 31, 2004		December 31, 2004
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard W. Gochnauer	—	—	166,666	428,334	$3,241,657	$6,941,243
P. Cody Phipps	—	—	25,000	98,000	155,000	575,860
Kathleen S. Dvorak	—	—	76,666	42,734	1,335,016	383,352
Stephen A. Schultz	—	—	11,180	23,600	163,346	203,072
Mark J. Hampton	—	—	26,732	43,768	400,586	392,698

Employment Contracts and Employment Termination and Change of Control Arrangements

CEO Employment Agreement

The Company and USSC entered into an Executive Employment Agreement with Mr. Gochnauer, dated as of July 22, 2002 and amended as of January 1, 2003 and December 31, 2003 (as so amended, the “CEO Agreement”). Under that agreement, Mr. Gochnauer was employed to serve first as the Company’s Chief Operating Officer and subsequently as the Company’s President and Chief Executive Officer. Mr. Gochnauer became President and Chief Executive Officer in December 2002. The Company also agreed to use its best efforts to cause him to be elected to the Company’s Board of Directors as soon as practicable, which occurred on July 22, 2002.

The CEO Agreement provided for an initial base salary payable to Mr. Gochnauer at an annual rate equal to $700,000, with an increase to an annual rate of not less than $750,000 on July 1, 2003. This reflected a voluntary six-month deferral of that base salary increase from the January 1, 2003 effective date provided in his original agreement. The CEO Agreement also provides for Mr. Gochnauer’s participation in all stock option, incentive, savings and retirement plans, welfare benefit plans and programs, executive fringe benefits and perquisites programs, including relocation programs, and other benefit practices, policies and programs generally available to the Company’s other executives at the senior grade level, in accordance with the terms and conditions of such arrangements as in effect from time to time. The CEO Agreement set Mr. Gochnauer’s initial target annual incentive award opportunity under the MIP at an amount equal to 80% of his base pay, with a potential payout range of 40% to 160% of base salary, subject to achievement of performance goals. It also provided for a guaranteed 2002 cash bonus in lieu of any MIP award and the grant on his employment date of options to purchase 400,000 shares of the Company’s Common Stock. In addition to his participation in USSC’s qualified pension plan, the CEO Agreement entitles Mr. Gochnauer to five years of additional age and service credits (to be provided on a nonqualified basis) for purposes of computing his pension benefit.

If Mr. Gochnauer’s employment is terminated during the employment term by Mr. Gochnauer for Good Reason or by the Company without Cause (as such terms are defined in the CEO Agreement), Mr. Gochnauer will be entitled to receive (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year, (b) an amount equal to two times his then existing base salary payable over 24 months following termination (or three times his base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined in the CEO Agreement)), (c) an amount equal to two times the greater of (i) his target incentive compensation award for the year in which his employment is terminated or (ii) his average annual bonus for the prior three years, payable over 24 months following termination (or three times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control), (d) a pro rata portion of his target incentive compensation award for the year in which termination occurs payable in a lump sum, (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 24 months from the date of termination (or three years in the event such termination occurs within two years of a Change of Control) or the date he receives substantially equivalent coverage from a subsequent employer, (f) continued vesting of option awards if permitted under the Prior Equity Plans and provided for in his option agreements and (g) career transition assistance services. In the event of termination within two years of a Change of Control, Mr. Gochnauer also will be entitled to three additional years of age and service credits (provided on a nonqualified basis) for purposes of computing his pension benefit and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits he is entitled to under the CEO Agreement. The CEO Agreement also provides that Mr. Gochnauer will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the CEO Agreement or otherwise.

The CEO Agreement also prohibits Mr. Gochnauer from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of two years following his employment termination.

Other Named Executive Officer Contracts

The Company and USSC also entered into employment agreements, effective as of July 1, 2002, with Kathleen S. Dvorak, Senior Vice President and Chief Financial Officer, Stephen A. Schultz, President, Lagasse, Inc. and Vice President, Category Management, Janitorial/ Sanitation, and Mark J. Hampton, Senior Vice President, Marketing. The agreements provided for initial 2002 base salaries of $240,000 for Ms. Dvorak and Mr. Hampton and $205,000 for Mr. Schultz. The Company and USSC entered into an employment agreement with P. Cody Phipps, Senior Vice President, effective as of August 18, 2003, which the parties amended on March 14, 2005. The employment agreement with Mr. Phipps provided for an initial 2003 base salary of $275,000. Each of the employment agreements provides that the Board shall review the executive’s base salary from time to time and may, in the Board’s discretion, increase the base salary.

The employment agreements also provide that Ms. Dvorak, Mr. Schultz, Mr. Hampton and Mr. Phipps are eligible to receive annual incentive compensation awards under the Company’s management incentive or bonus plans, subject to achievement of performance goals determined under the plans. Their target annual incentive award opportunity for 2004 under the MIP was equal to 50% of their base pay except in the case of Mr. Schultz, where it was equal to 40% of his base pay. In addition, their employment agreements entitle them to participate in all stock option, incentive, savings and retirement plans, welfare benefit plans and programs, executive fringe benefit and perquisite programs, and other benefit practices, policies and programs generally available to the Company’s other executives at the same grade level. Mr. Phipps’s agreement provided for his receipt of a one-time acceptance bonus of $75,000, which he must repay if he voluntarily ceases to be employed by the Company prior to August 1, 2005 for any reason other than disability. Mr. Phipps’s agreement also provided for a $50,000 retention bonus in August 2004 and a second retention bonus of $75,000 payable in August 2005, provided that he is an officer of the Company and USSC in good standing at the time the bonuses become payable. Mr. Phipps’s employment agreement also entitles him to five years of additional age and service credits (to be provided on a nonqualified basis) for purposes of computing his pension benefit.

Under these employment agreements with Ms. Dvorak, Mr. Hampton and Mr. Phipps, if the executive’s employment is terminated during the employment term by the executive for “Good Reason” or by the Company without “Cause” (as such terms are defined in the agreements), he or she will be entitled to receive (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year, (b) an amount equal to one and one-half times his or her then existing base salary payable over 18 months following termination (or two times his or her base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined in the agreements)), (c) an amount equal to one and one-half times his or her target incentive compensation award for the year in which termination occurs payable over 18 months following termination (or two times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control), (d) a pro rata portion of his or her target incentive compensation award for the year in which termination occurs payable in a lump sum, (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 18 months from the date of termination (or two years in the event such termination occurs within two years of a Change of Control) or the date he or she receives substantially equivalent coverage from a subsequent employer, (f) continued vesting of option awards if permitted under the Prior Equity Plans and provided for in his or her option agreements, and (g) career transition assistance services. In the event of termination within two years of a Change of Control, such executive also will be entitled to two additional years of age and service credits for purposes of computing his or her pension benefit and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits provided for under the agreement. The agreements also provide that the executive will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the agreement or otherwise.

Under Mr. Schultz’s employment agreement, if his employment is terminated during the employment term by him for “Good Reason” or by the Company without “Cause” (as such terms are defined in the agreement), he will be entitled to receive (a) all accrued benefits, including any earned but unpaid salary and any accrued but unpaid incentive awards for the prior year, (b) an amount equal to his then existing base salary payable over 12 months following termination (or one and one-half times his base salary payable in a lump sum in the event such termination occurs within two years of a Change of Control (as defined in the agreement)), (c) an amount equal to his target incentive compensation award for the year in which termination occurs payable over 12 months following termination (or one and one-half times such amount payable in a lump sum in the event such termination occurs within two years of a Change of Control), (d) a pro rata portion of his target incentive compensation award for the year in which termination occurs payable in a lump sum, (e) continued medical, dental, hospitalization, life and disability insurance coverage until the earlier of 12 months from the date of termination (or 18 months in the event such termination occurs within two years of a Change of Control) or the date he receives substantially equivalent coverage from a subsequent employer, (f) continued vesting of option awards if permitted under the Prior Equity Plans and provided for in his option agreements, and (g) career transition assistance services. In the event of termination within two years of a Change of Control, Mr. Schultz also will be entitled to 18 additional months of age and service credits for purposes of computing his pension benefit and reimbursement for reasonable attorneys’ fees incurred in conjunction with any disputes regarding the benefits provided for under the agreement. The agreement also provides that the executive will receive a “gross-up” payment as reimbursement for any excise tax which may be imposed as a result of any payment under the agreement or otherwise.

These agreements also prohibit the executive from competing against the Company in the United States and Canada or soliciting any of the Company’s customers or employees for a period of 18 months following his or her employment termination.

Change of Control Terms under the LTIP

The LTIP, which was adopted by the Company and approved by stockholders in 2004, permits the grant by the Human Resources Committee of different types of awards, including but not limited to options, stock appreciation rights, full value awards (including restricted stock) and cash incentive awards. The Named Executive Officers received option grants under the LTIP during 2004. In the event of a Change of Control of the Company, as defined in the LTIP, one-half of the shares covered by non-vested options held by a Named Executive Officer who is employed on the date of the Change of Control will become immediately vested as of such date.

A Change of Control for purposes of the LTIP generally includes: (1) the acquisition by any individual, entity or group, other than the Company, any of its subsidiaries or any Company-sponsored benefit plan or trust, of beneficial ownership of 30% or more of the combined voting power of the Company’s then outstanding voting securities (those entitled to vote generally in the election of directors); (2) the occurrence, during any consecutive two-year period, of a situation in which individuals constituting incumbent Company Directors at the beginning of such period (including those subsequently nominated or elected with the approval of a majority of the initial incumbents) no longer constitute more than 50% of the Company’s Board; (3) consummation of a merger, consolidation or reorganization, or approval by the Company’s stockholders of, or the occurrence of, a liquidation or dissolution of the Company (a “Business Combination”), unless those who beneficially owned the Company and were incumbent Directors on its Board prior to the Business Combination continue to have beneficial ownership of more than 50% of the combined voting power of its outstanding voting securities and continue to constitute more than 50% of the board members of the surviving corporation, respectively, thereafter and no individual, entity or group that did not beneficially own Company voting securities representing 30% or more of its voting power prior to the Business Combination beneficially owns 30% or more of the combined voting power of the surviving company thereafter; or (4) approval by the Company’s stockholders of an agreement for, or the occurrence of, the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to any individual, entity or group, other than a Company subsidiary or certain other entities having essentially the same proportionate beneficial owners as the Company. A Change of Control is not deemed to occur solely because an individual, entity or group (a) acquires beneficial ownership of more than 30% of the combined voting power of the Company as a result of the issuance of voting securities by the Company for assets (including equity interests) or funds with a fair value equal to the fair value of the voting securities so issued, or (b) acquires beneficial ownership of more than any permitted amount of voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such individual, entity or group.

In addition, if a Named Executive Officer’s employment is terminated by the Named Executive Officer for Good Reason, as defined in the LTIP, or by the Company without Cause, as defined in the LTIP, during the two-year period following a Change of Control, all awards granted prior to the Change of Control that have not vested prior to the Named Executive Officer’s date of termination will become immediately vested as of such date.

If a Named Executive Officer’s employment is terminated during an Anticipated Change of Control, as defined in the LTIP, for Good Reason or without Cause, and within two years of the Named Executive Officer’s termination a Change of Control occurs, then all outstanding awards held by the Named Executive Officer on the date of termination will become vested as of the date of the Change of Control. An Anticipated Change in Control is generally defined under the LTIP as the Company entering into an agreement that would result in a Change in Control or any person publicly announcing an intention to take or consider taking actions the consummation of which would constitute a Change in Control.

Change of Control Terms under Prior Equity Plans

The Named Executive Officers have options to acquire shares of the Company’s Common Stock that were granted prior to the effective date of the LTIP. These options are eligible for accelerated vesting in connection with a Change of Control of the Company, as defined in the United Stationers Inc. 1992 Management Equity Plan and the United Stationers Inc. 2000 Management Equity Plan, each as amended and restated as of July 31, 2002 (collectively, the “Prior Equity Plans”). One-half of the shares covered by a participant’s options that are outstanding, but not yet exercisable, immediately prior to a Change of Control generally become exercisable immediately as of the date of such a Change of Control, provided that the participant’s employment did not terminate prior to such Change of Control date. In addition, if a participant’s employment is terminated by the Company or any of its subsidiaries without “Cause” or by the participant in circumstances constituting “Good Reason” (as such terms are defined in the Prior Equity Plans) after the date of the Change of Control but within one year thereafter, any options granted before the date of the Change of Control that are not then fully vested will become fully vested and immediately exercisable as of such employment termination date. Certain employment and/or individual option agreements with Named Executive Officers provide for accelerated option vesting in somewhat different circumstances relating to a Change of Control.

The Prior Equity Plans also provide that, in specified situations in which (1) a participant’s termination of employment by the Company or any of its subsidiaries without “Cause” or by the participant for “Good Reason” occurs during an “Anticipated Change of Control” (as defined), and (2) a Change of Control occurs within one year after such employment termination, the participant’s options outstanding and unvested as of the employment termination date will become fully vested and exercisable.

The definitions of “Change of Control” and “Anticipated Change of Control” under the Prior Equity Plans are similar to the definitions under the LTIP.

Change of Control Terms under MIP and Amended and Restated Management Incentive Plan

The MIP provides that if the plan terminates upon or after a Change of Control (as defined in the MIP) during the plan year in which the Change of Control occurs, participants will be entitled to their target incentive award for such plan year. The definition of Change of Control in the MIP is similar to the definition under the LTIP. The Amended and Restated Management Incentive Plan includes a similar provision.

Pension Plans

The Company’s operating subsidiary, USSC, maintains a noncontributory pension plan covering over 50% of its employees. Employees who are at least 21 years old are eligible to participate after 12 months of employment. The Pension Plan provides an annual benefit at age 65 equal to 1% of an employee’s career-average annual compensation (generally, base salary and bonus), multiplied by the number of years of credited service up to a maximum of 40 years. However, an employee’s annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the 12 months ending on August 31, 1989. There is a limit on the amount of annual compensation that is considered in calculating an employee’s benefits, which is adjusted annually for inflation. An employee’s pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under this plan is 65. USSC also maintains a separate retirement benefit plan for its employees who are covered under collective bargaining contracts.

The table below shows the annual retirement benefits that are estimated to be payable at normal retirement (age 65) under the Pension Plan to the Named Executive Officers. The benefits for the Named Executive Officers are calculated on the basis of estimated years of service at retirement age and current levels of compensation, with assumed annual compensation level increases and assumed increases in plan limits based on an inflation rate of 3.5%. The amounts also reflect, for Mr. Gochnauer and Mr. Phipps, supplemental pension benefits to which they are entitled under contractual arrangements with the Company and USSC.

Estimated Annual Pension
Name of Participant	at Retirement

Richard W. Gochnauer	$36,400
P. Cody Phipps	76,865
Kathleen S. Dvorak	69,030
Stephen A. Schultz	90,883
Mark J. Hampton	67,151

As of December 31, 2004, the credited years of service pursuant to the Pension Plan for the Named Executive Officers were: Mr. Gochnauer, 7 years, including the additional 5 years of credited service to which he is entitled under his Executive Employment Agreement; Mr. Phipps, 6 years, including the additional 5 years of credited service granted to which he is entitled under Amendment No. 1 to his Executive Employment Agreement; Ms. Dvorak, 23 years; Mr. Schultz, 1 year; and Mr. Hampton, 23 years.

STOCK PERFORMANCE GRAPH

The following graph compares the performance of the Company’s Common Stock over a five-year period with the cumulative total returns of (1) The NASDAQ Stock Market Index (U.S. Companies), and (2) a group of companies included within Value Line’s Office Equipment Industry Index. The graph assumes $100 was invested on December 31, 1999 in our Common Stock and in each of the indices and assumes reinvestment of all dividends. The stock price performance reflected in this graph is not necessarily indicative of future performance.

Company/Index	1999	2000	2001	2002	2003	2004

United Stationers Inc. (USTR)	$100.00	$87.09	$117.81	$100.83	$143.26	$161.75

NASDAQ (U.S. Companies)	$100.00	$60.17	$47.75	$33.00	$49.34	$53.70

Value Line Office Equipment	$100.00	$77.66	$136.19	$137.80	$205.75	$241.55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004, the Company paid Braun Consulting, Inc., then a NASDAQ-listed professional services and IT firm, approximately $1,220,000 for IT consulting services. Mr. Gochnauer’s son is an employee of Braun Consulting, but he has not been involved in providing services to the Company and he was not separately compensated for those services. Braun Consulting was acquired by Fair Isaacs Corporation in November 2004, at which time Braun Consulting became a wholly owned subsidiary of Fair Isaacs. The Company continues to use Braun Consulting for IT services from time to time.

Among numerous other law firms providing legal services to the Company, the law firm of Gordon & Glickson LLC acted as special information technology counsel to the Company on selected matters during 2004 and continuing into 2005. One of the equity partners of that firm is the spouse of Deidra D. Gold, who served as the Company’s Senior Vice President, General Counsel and Secretary until March 22, 2005. Total amounts billed by Gordon & Glickson LLC to the Company for professional services provided in 2004 and related disbursements approximated $291,000.

PROPOSAL 2: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General

The Company has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accountants in 2005, as it has done since 1995. Although action by the stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent registered public accountants in maintaining the integrity of Company financial controls and reporting. Representatives of E&Y are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement, should they choose to do so.

The following proposal will be presented for action at the Annual Meeting by direction of the Board of Directors:

RESOLVED, that action by the Audit Committee appointing Ernst & Young LLP as the Company’s independent registered public accountants to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2005 is hereby ratified, confirmed and approved.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Fee Information

General. The following table presents information with respect to the fees billed by E&Y for the indicated professional services it performed for the Company during each of the last two years.

Type of Fees	2004	2003

Audit Fees	$1,643,193	$617,842
Audit-Related Fees	125,706	120,896
Tax Fees	27,896	235,234
All Other Fees	—	7,760

Total	$1,796,795	$981,732

Audit Fees. “Audit Fees” included fees for professional services rendered for the 2004 and 2003 audits of the consolidated financial statements of the Company included in the Company’s Annual Reports on Form 10-K, reviews of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, statutory audits, regulatory filings or engagements and accounting consultations on matters related to the annual audits or interim reviews. Audit fees for 2004 also included the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2004 and 2003, these fees included employee benefit plan audits, acquisition-related due diligence services, accounting consultations and audit services regarding the Company’s receivables securitization program.

Tax Fees. “Tax Fees” are fees for professional services performed by E&Y with respect to tax compliance, tax advice and tax planning. For 2004 and 2003, these included fees for assistance with tax compliance (including tax return preparation), U.S. federal, state and local and foreign tax planning and advice, transfer pricing, expatriate tax services and tax audits and related appeals.

All Other Fees. “All Other Fees” are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policy

Under applicable SEC rules, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accountants, subject to certain de minimis exceptions and prohibitions against the provision of certain types of non-audit services. These SEC rules are designed to assure that the provision of services by the independent registered public accountants does not impair its independence from the Company.

Consistent with applicable SEC rules, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). The Pre-Approval Policy sets forth the procedures and conditions pursuant to which the Audit Committee may pre-approve audit and permissible non-audit services proposed to be performed by the independent registered public accountants.

Pursuant to the Pre-Approval Policy, the Audit Committee will consider annually and, if appropriate, approve the provision of all audit services to the Company by the independent registered public accountants. Any changes to any previously approved audit services, terms or fees require the further specific pre-approval of the Audit Committee.

Under the Pre-Approval Policy, the Audit Committee also will consider and, if appropriate, pre-approve the provision by the independent registered public accountants of permitted audit-related, tax or other non-audit services. The term of any such pre-approval is twelve months from the date of pre-approval, unless the Audit Committee provides for a different period or earlier terminates such services. Any such pre-approval will be subject to a dollar limit specified by the Audit Committee. The Audit Committee periodically reviews, and from time to time may revise the list of, general pre-approved services. Any proposed new services, and any previously approved services anticipated to exceed the respective fee limits previously established for such services, must be separately approved.

The Pre-Approval Policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority for permitted non-audit services. The member to whom such authority is delegated must report any pre-approval decisions, for informational purposes, to the Audit Committee at its next regularly scheduled meeting.

The Company’s Controller monitors the performance of all services provided by the independent registered public accountants for compliance with the Pre-Approval Policy. The Audit Committee periodically reviews reports summarizing all services and related fees and expenses being provided to the Company by the independent registered public accountants.

PROPOSAL 3: APPROVAL OF AMENDED AND RESTATED

MANAGEMENT INCENTIVE PLAN

The MIP was initially adopted by the Company and approved by stockholders in 2000. The Board of Directors has adopted, and is seeking stockholder approval of, the Amended and Restated Management Incentive Plan (the “Amended and Restated MIP”), to be effective as of January 1, 2005. The most significant difference between the Amended and Restated MIP and the current MIP is the scope of the performance goals that may be used to measure performance, which has been expanded in the Amended and Restated MIP.

We are submitting the Amended and Restated MIP to our stockholders for approval in order to preserve our ability under Section 162(m) of the Code to take a tax deduction for amounts paid under the plan, as described below.

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN.

The Amended and Restated MIP is summarized below and attached as Appendix A to this Proxy Statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Appendix A carefully before you decide how to vote.

Administration

The Human Resources Committee of the Board of Directors, which currently consists of three members, each of whom qualifies as an “outside director” under Section 162(m) of the Code, administers the Amended and Restated MIP.

Eligible Participants

The Amended and Restated MIP provides annual incentive compensation opportunities to key employees who, by the nature and scope of their position, regularly and directly make or influence policy or operating decisions that impact the profitability and earnings results of the Company. However, employees who participate in a sales incentive, commission arrangement or who are currently receiving consulting payments from the Company are not eligible to participate in the Amended and Restated MIP. Approximately 540 employees would be currently eligible to participate in the Amended and Restated MIP.

Participation by employees who are likely to be “covered employees” for a plan year under Section 162(m) of the Code, generally the Chief Executive Officer and the next four highest paid executive officers, will be determined annually by the Human Resources Committee. Participation for other employees may be determined by the Human Resources Committee, the Chief Executive Officer of USSC or any other officers or committees appointed by the Company’s Board of Directors to serve as the administering committee for any group of employees under the plan (the “Committee”).

Target Incentive Awards and Performance Goals

The Human Resources Committee selects the performance goals and establishes the level of performance at which 100% of a target incentive award is earned. The Human Resources Committee also establishes a range of performance levels above and below the target performance level at which maximum and minimum incentive awards are earned. The terms of the individual awards are established by the Human Resources Committee, in the case of a “covered employee,” or the Committee, in the case of other employees. The Human Resources Committee or the Committee, as applicable: (i) determines the target incentive awards for each participant, which is expressed as a percentage of the participant’s base salary; (ii) determines the performance goals applicable to the participant; and (iii) establishes the maximum and minimum award levels for such participant. The Human Resources Committee may change the criteria from time to time.

Performance goals may be based on one or more of the following measures applicable to the Company and/or its subsidiaries: (a) earnings per share; (b) net earnings/income; (c) net operating earnings/income; (d) net operating earnings/income after taxes; (e) net operating earnings/income per share; (f) earnings per share from continuing operations; (g) earnings before interest and taxes; (h) stock price appreciation; (i) total stockholder return; (j) relative total stockholder return (for example, as compared to a peer group); (k) sales/revenues, or any component thereof; (l) sales/revenue growth; (m) unit volume; (n) gross operating margins/margin contribution; (o) economic value added or economic profit; (p) return on assets (net assets or operating assets); (q) return on equity; (r) return on invested capital or invested capital efficiency; (s) working capital or working capital efficiency; (t) cash flow/free cash flow; (u) net cash provided by operating activities; (v) cash return on assets; (w) waste recovery, cost control and/or operating efficiency targets; (x) expense targets; and (y) safety goals. Performance Goals may exclude charges for restructurings, discontinued operations and extraordinary, unusual, non-recurring or other items specified by the Committee.

Final awards are determined based on a review of the performance levels against performance goals and adjustments to award amounts may be made prior to year end based on Company performance results and individual participant performance.

Limits on Awards

The maximum dollar amount payable as an award to a “covered person” is the lesser of 200% of the participant’s target incentive award or $2,000,000.

Payment

Bonuses earned under the Amended and Restated MIP are payable in cash following the end of the year but are a liability of the Company as of the end of the year. The Amended and Restated MIP specifically provides for a prorated award on behalf of a participant who dies during the year but makes it discretionary as to whether to pay an award and the amount of any such payment to anyone who terminates employment during the year for a reason other than cause or death.

Change of Control

If the Amended and Restated MIP terminates upon or after a Change of Control, as defined in the Amended and Restated MIP, during a year in which the Change of Control occurs, participants are entitled to their full target incentive award for such year.

Amendment

The Company, without stockholder approval, may amend or terminate the Amended and Restated MIP at any time but would need the consent of a participant to an amendment or termination if such amendment or termination would reduce the participant’s award after the end of the year or change potential participant rights with respect to a Change of Control.

Certain Federal Income Tax Considerations

Amounts received by participants under the Amended and Restated MIP are required to be recognized as ordinary income by such participants (subject to withholding), and the Company is generally entitled to a corresponding deduction at that time; however, Section 162(m) of the Code limits tax deductions for executive compensation under certain circumstances. The deduction restrictions relate to the compensation of “covered employees” as defined in Section 162(m). Under Section 162(m), certain performance-based compensation will be tax deductible without regard to the limitation imposed by Section 162(m) if the compensation is paid upon the achievement of pre-established performance goals and the material terms of the arrangements are approved by stockholders of the taxpaying corporation.

The Board of Directors believes that the Amended and Restated MIP is structured such that amounts paid thereunder should qualify as performance-based compensation for purposes of Section 162(m) and thus will be fully deductible.

New Plan Benefits

The benefits to be paid under the Amended and Restated MIP are not yet determinable. The following chart sets forth the amounts paid under the performance measures of the prior MIP for 2004 performance.

Name and Position	Dollar Value

Richard W. Gochnauer
President and Chief Executive Officer	$393,151
P. Cody Phipps
Senior Vice President, Operations	90,837
Kathleen S. Dvorak
Senior Vice President and Chief Financial Officer	86,715
Stephen A. Schultz
President, Lagasse, Inc. and Vice President,
Category Management, Janitorial/Sanitation	134,075
Mark J. Hampton
Senior Vice President, Marketing	82,847
All current Executive Officers as a Group (14 persons)	1,332,740
All employees in 2004, including all Officers who are not Executive Officers, as a Group	6,550,255

EQUITY COMPENSATION PLAN INFORMATION

Overview

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of stock options, the settlement of stock units and the vesting of restricted stock awards outstanding under all of the Company’s equity compensation plans as of December 31, 2004.

	Number of	Weighted	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued upon	Exercise Price of	Future Issuance under
	Exercise of	Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
	and Rights	Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
2004 Long-Term Incentive Plan(1)	769,695	$41.75	1,573,572	(1)(2)
1992 Management Equity Plan(1)	1,065,497	$30.09	—	(1)
2000 Management Equity Plan(1)	1,862,258	$31.60	—	(1)
Nonemployee Directors’ Deferred Compensation Plan	37,460	—	55,373

Total	3,734,910	$33.28 (3)	1,628,945

Equity compensation plans not approved by security holders:
Retention Grant Plan(1)	25,000	—	—	(1)
Directors Grant Plan(1)	17,900	—	—	(1)

Total(4)	42,900		—

Total	3,777,810	$33.28 (3)	1,628,945

(1)	In May 2004, the Company’s stockholders approved the LTIP. In accordance with the LTIP, no future awards will be made under the Prior Equity Plans, the Retention Grant Plan or the Directors Grant Plan.

(2)	Excludes shares of Common Stock that may become available for issuance under the LTIP in the event outstanding awards granted under the Prior Equity Plans are forfeited, expire or are canceled without delivery of the underlying shares of Common Stock.

(3)	Excludes the impact of securities issuable or subject to settlement, without any exercise price or similar acquisition or settlement payment, pursuant to any of the above plans.

(4)	This total does not include the 6,000 shares of restricted stock previously awarded under an arrangement not approved by the Company’s stockholders.

Retention Grant Plan

The Retention Grant Plan, adopted by the Board in 2001, permitted the discretionary award of deferred stock units to such key executives of the Company as the Human Resources Committee in its sole discretion designated, up to the 270,000 total share maximum previously established with respect to the plan. On January 2, 2005, 25,000 deferred stock units previously awarded under the Retention Grant Plan to the Company’s former chief executive officer were settled in shares of the Company’s Common Stock. All other previously awarded deferred stock units have been forfeited, and there are no other outstanding awards under the Retention Grant Plan. In accordance with the LTIP, no further awards will be made under the Retention Grant Plan.

The Retention Grant Plan generally provided that deferred stock unit awards would be subject to such terms and conditions as the Human Resources Committee from time to time determined. Unless the Human Resources Committee determined otherwise, outstanding deferred stock units generally would vest, and be subject to settlement on a one-for-one basis in shares of the Company’s Common Stock, on the eighth anniversary of their award date, assuming the recipient’s continuous employment since the award date. However, the vesting of such awards was subject to full or partial acceleration in certain circumstances involving employment termination due to death, disability or retirement on or after age sixty-two or upon certain change of control transactions. In addition, unless otherwise determined by the Human Resources Committee, such deferred stock units would be subject to accelerated vesting if the daily per share closing price for the Company’s Common Stock was equal to or greater than the following respective per share closing prices (subject to equitable adjustment) for at least 30 of 35 consecutive trading days (a “stock price condition”): (a) 25% vesting on satisfaction of a $35 stock price condition; (b) an additional 35% vesting on satisfaction of a $40 stock price condition; and (c) the remaining 40% vesting on satisfaction of a $45 stock price condition.

Directors Grant Plan

The Directors Grant Plan, adopted by the Board in 2001, permitted the discretionary award of up to 4,000 deferred stock units per year to each non-employee Director of the Company, up to the 250,000 total share maximum previously established with respect to the plan. As of March 21, 2005, 17,900 previously granted deferred stock units are outstanding and vested under the Directors Grant Plan, with settlement thereof in shares of Common Stock to occur as described in the following paragraph. In addition, a total of 1,300 deferred stock units awarded under the Directors Grant Plan previously have been settled in shares on a one-for-one basis. In accordance with the LTIP, no further awards will be made under the Directors Grant Plan.

The Directors Grant Plan provides that each award under the plan will have such individual vesting provisions, resale limitations and other terms as may be determined by the Board or the Board committee charged with administration of the plan. Deferred stock units granted under this plan are eligible for dividend equivalent credits from and after their grant date until their settlement date, if any dividends are declared and paid on the Company’s Common Stock during that period. Such deferred stock units generally are subject to settlement on a one-for-one basis in whole shares of the Company’s Common Stock, with a cash-out of any fractional stock units. Unless (a) a participant has elected to defer settlement as permitted under the Directors Grant Plan, (b) earlier settlement is required thereunder in connection with and effective immediately prior to a defined “change of control” event, or (c) the Board of Directors or the Board committee approves in its discretion any other accelerated settlement, settlement of vested deferred stock units will occur as soon as administratively feasible after the earliest of (1) the fifth anniversary of the date of grant, (2) the participant’s death, or (3) the participant’s disability.

STOCKHOLDER PROPOSALS

Deadline for Inclusion in Proxy Statement

Any proposal that a stockholder wants the Company to consider including in its Proxy Statement and form of proxy relating to the Company’s 2006 Annual Meeting of Stockholders must be received by the Assistant Secretary of the Company, c/o United Stationers Inc., 2200 East Golf Road, Des Plaines, Illinois 60016-1267, no later than December 7, 2005 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Any stockholder proposal that the stockholder does not want the Company to consider including in its proxy statement for an annual meeting of stockholders, but does intend to introduce at the meeting, as well as any proposed stockholder nomination for the election of directors at an annual meeting, must comply with the advance notice procedures set forth in the Company’s current Restated Certificate of Incorporation in order to be properly brought before that annual meeting. To comply with those procedures, a director nomination can be submitted only by a stockholder entitled to vote in the election of directors generally and written notice of such a stockholder’s intent to make such nomination at the Company’s 2006 Annual Meeting must be given to the Company’s Assistant Secretary at the address in the preceding paragraph not later than February 10, 2006. Our Restated Certificate of Incorporation also includes advance notice requirements applicable to special meetings of stockholders. Any other stockholder proposals must be submitted in writing to the Assistant Secretary of the Company at the address given in the prior paragraph not later than the close of business on the tenth day after notice of the Company’s 2006 Annual Meeting is first given to stockholders.

In addition to these timing requirements, the Company’s Restated Certificate of Incorporation also prescribes informational content requirements for director nominations and other proposals by stockholders. See “Governance and Board Matters — Consideration of Director Nominees” above for more information about the informational content requirements for stockholder notices relating to intended director nominations. Any other stockholder proposal notice generally must set forth a brief description of the matter proposed to be brought before the annual meeting, the name and address of the stockholder making the proposal, the number of shares beneficially owned by the stockholder and any material interest of the stockholder in such proposed matter.

OTHER BUSINESS

The Company does not know of any other matters to be presented or acted upon by stockholders at the Annual Meeting. If any matter is presented at the meeting on which a vote may properly be taken, the persons named as proxies in the accompanying proxy card will vote the shares they represent in accordance with their judgment as to the best interests of the Company.

Your vote is important. Please complete, sign and date the accompanying proxy card with your voting instructions and return it in the enclosed postage-prepaid envelope or, if you wish, submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the proxy card.

By Order of the Board of Directors,

Richard W. Gochnauer
President and Chief Executive Officer

APPENDIX A

UNITED STATIONERS INC.

AND SUBSIDIARIES

AMENDED AND RESTATED

MANAGEMENT INCENTIVE PLAN

SECTION 1.

EFFECTIVENESS AND PURPOSE

1.1     Establishment and Later Restatement and Effectiveness of the Plan. United Stationers Inc. (“USI”) initially established the Plan as of January 1, 2000, as an annual incentive compensation plan for key Employees, and it first became effective as of May 10, 2000 upon its approval by USI’s stockholders. As of January 1, 2005 (the “Effective Date” of the Plan as amended, restated and continued and as set forth herein), subject to approval by USI’s stockholders, the Plan has been amended, restated, and continued in the form set forth in this document. The Plan, as amended and restated herein, shall be applicable to any awards determined or made hereunder for any periods beginning on or after the Effective Date, subject to such stockholder approval. Awards determined or made under the Plan for any periods prior to the Effective Date shall be subject to the Plan as in effect from time to time prior to the Effective Date, and the provisions of the Plan, as amended and restated herein, shall be inapplicable to such awards.

1.2     Purpose. The purpose of the Plan is to motivate and reward Participants for the achievement of operational individual goals.

SECTION 2.

DEFINITIONS

2.1     Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

(a) “Base Salary” shall mean the regular salary, before any salary reduction contributions made to the Company’s 401(k) or Section 125 plans or other deferred compensation plans, but not including any awards under this Plan and not including any other bonuses, incentive pay, or special awards, earned by a Participant.

(b) “Board” shall mean the Board of Directors of USI.

(c) “Cause” shall mean failure to follow directives and policies of USI or any Subsidiaries, insubordination, willful malfeasance, gross negligence, or acts of dishonesty.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean (i) the Human Resources Committee with respect to Employees who are reasonably likely to be treated as “covered employees” for the Plan Year under Section 162(m) of the Code and executive officers of USI; (ii) the Chief Executive Officer of United Stationers Supply Co. with respect to Employees who are not reasonably likely to be treated as “covered employees” for the Plan Year under Section 162(m) of the Code and who are not executive officers of USI; or (iii) such other officer, committee or committees appointed by the Board to serve as the administering committee for any group of Employees under the Plan.

(f) “Company” shall mean USI and its direct and indirect consolidated subsidiaries.

(g) “Effective Date” shall have the meaning set forth in Subsection 1.1.

(h) “Employee” shall mean an employee of the Company who is in a position meeting the defined eligibility criteria for participation in the Plan, as stated in Subsection 3.1.

(i) “Final Award” shall mean the award earned by a Participant based on a comparison of actual year-end results against the Performance Goals established at the beginning of the Plan Year.

(j) “Human Resources Committee” shall mean the Human Resources Committee or comparable compensation committee of the Board of Directors of USI.

(k) “Participant” shall mean an Employee who is approved by the Committee for participation in the Plan for a specified Plan Year.

(l) “Performance Goals” may be based on any one or more of the following measures applicable to the Company, as selected by the Committee for any Plan Year: (a) earnings per share; (b) net earnings/income; (c) net operating earnings/income; (d) net operating earnings/income after taxes; (e) net operating earnings/income per share; (f) EPS from continuing operations; (g) EBIT; (h) stock price appreciation; (i) total shareholder return; (j) relative total shareholder return (for example, as compared to peer group performance); (k) sales/revenues, or any component thereof; (l) sales/revenue growth; (m) unit volume; (n) gross or operating margins/margin contribution; (o) economic value added or economic profit; (p) return on assets (net assets or operating assets); (q) return on equity; (r) return on invested capital or invested capital efficiency; (s) working capital or working capital efficiency; (t) cash flow/free cash flow; (u) net cash provided by operating activities; (v) cash return on assets; (w) waste recovery, cost control and/or operating efficiency targets; (x) expense targets; and (y) safety goals. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders equity and/or shares outstanding, investments or assets or net assets. Such Performance Goals may exclude charges for restructurings, discontinued operations and extraordinary, unusual, non-recurring or other items specified by the Committee.

(m) “Plan” shall mean (i) this Amended and Restated Management Incentive Plan with respect to any awards determined or made for any periods beginning on or after the Effective Date and (ii) the Management Incentive Plan in the form established as of January 1, 2000 and as in effect from time to time prior to the Effective Date with respect to any awards determined or made for any periods ended prior to the Effective Date.

(n) “Plan Year” shall mean the Company’s fiscal year.

(o) “Subsidiary” shall mean any direct or indirect subsidiary of USI, including, as of the effective date of the Restated Plan, United Stationers Supply Co. and any of its subsidiaries.

(p) “Target Incentive Award” shall mean the award to be paid to a Participant for meeting the respective target levels of the Performance Goals applicable to such Participant in a particular Plan Year. Such Target Incentive Awards shall be expressed as a percentage of a Participant’s actual Base Salary on January 1st of the Plan Year, with promotional adjustments or other Base Salary changes that occur during the Plan Year made on a pro-rata basis, using whole months.

(q) “Top 5 Employees” shall mean Employees who are reasonably likely to be treated as “covered employees” for the Plan Year under Section 162(m) of the Code.

(r) “USI” shall have the meaning set forth in Subsection 1.1.

2.2     Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

SECTION 3.

ELIGIBILITY AND PARTICIPATION

3.1     Eligibility. Eligibility for participation in the Plan will be limited to those key Employees who, by the nature and scope of their position, regularly and directly make or influence policy or operating decisions which impact the profitability and earnings results of the Company. However, any Employee participating in a sales incentive, commission arrangement, or who is currently receiving consulting payments pursuant to a consulting agreement shall be excluded from participation in this Plan.

3.2     Participation. Participation in the Plan shall be determined annually by the Committee. Employees approved for participation shall be notified of their selection.

3.3     Partial Plan Year Participation. The Committee may allow an individual who becomes eligible during the Plan Year to participate in the Plan. In such case, the Participant’s Final Award shall be prorated based on the number of full months of participation during the pertinent Plan Year.

A Participant whose incentive category level is changed during the Plan Year shall be eligible for a bonus based on the number of months spent in each incentive category during the Plan Year. The proration shall be determined by multiplying the Final Award for a full year of participation at each incentive category level by a fraction, the numerator of which shall be the number of months spent at the incentive category level and the denominator of which shall be twelve (12). The Participant’s Final Award shall be the sum of the prorated awards calculated for the time spent at each incentive category level, with consideration to changes in Base Salary, when appropriate.

3.4     No Right to Participate. Participation by an Employee in a prior Plan Year does not provide a right or entitlement to be selected for participation in a current or future Plan Year.

SECTION 4.

AWARD DETERMINATION

4.1     Performance Goals. The Human Resources Committee shall establish for each Plan Year one or more Performance Goals and a level of performance for each at which one hundred percent (100%) of the Target Incentive Award shall be earned. The Human Resources Committee also shall establish for each Performance Goal a range of performance levels above and below this target performance level, including levels at which the maximum and minimum incentive awards shall be earned, with other intermediate performance attainment between such levels to yield awards prorated between the levels established by the Human Resources Committee. The Committee will establish the Performance Goals applicable for each Participant, taking into consideration such Participant’s duties and responsibilities, as well as the related Target Incentive Awards and maximum and minimum award levels for such Participant.

4.2     Adjustment of Performance Targets. Subject to the final sentence of Subsection 4.3, the Human Resources Committee shall have the right to adjust the Performance Goals (either up or down) during the Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the Performance Goals and unduly influenced the Company’s ability to meet them. Further, the Human Resources Committee shall have the right to adjust the Performance Goals and the Final Award amounts in the event of a Plan Year consisting of less than twelve (12) months.

4.3     Final Award Determinations. At the end of each Plan Year, the Committee shall review performance against Performance Goals and compute Final Awards for each Participant. Participants must be actively employed by the Company on the last day of the Plan Year, except as provided in Subsections 6.1 and 6.3, to receive an award for that Plan Year. Final Award amounts, may be adjusted (either up or down) based on the Committee’s assessment of Company performance results and Participant performance. In addition, notwithstanding anything herein to the contrary, with respect to the Top 5 Employees, the Committee may only make adjustments under Subsection 4.2 and this Subsection 4.3 which would reduce Final Awards to the Top 5 Employees and may not make adjustments which would increase Final Awards to the Top 5 Employees; provided, that no payment that is intended to be performance-based compensation (as that term is used in Section 162(m) of the Code) for any Plan Year shall be paid until the Committee has certified in writing the achievement of the Performance Goals for that year.

4.4     Maximum Final Award. For any Top 5 Employee, the maximum Final Award for any Plan Year shall not exceed the lesser of two hundred percent (200%) of the Participant’s Target Incentive Award or two million dollars ($2,000,000).

SECTION 5.

PAYMENT OF FINAL AWARDS

5.1     Form and Timing of Payment. Payment of Final Awards shall be made in cash following the end of the Plan Year as soon as practicable thereafter as the Committee shall determine. The Final Awards shall be a liability of the Company when the Plan Year concludes.

SECTION 6.

TERMINATION OF EMPLOYMENT

6.1     Termination of Employment due to Death. In the event a Participant’s employment is terminated by reason of death, the Final Award shall be reduced to reflect participation prior to termination. This reduction shall be determined by multiplying the Final Award for a full year of participation by a fraction, the numerator of which shall be the number of full months of participation through the date of termination and the denominator of which shall be twelve (12). The prorated Final Award thus determined shall be paid when other awards under the Plan are paid following the end of the Plan Year.

6.2     Termination for Cause. In the event a Participant’s employment is terminated for Cause prior to the end of the Plan Year, the Participant shall not be entitled to an award for the Plan Year in which the termination occurs.

6.3     Termination for other than Cause or Death. In the event a Participant’s employment is terminated for reasons other than Cause, a full or prorated Final Award may be paid at the Committee’s discretion.

SECTION 7.

RIGHTS OF PARTICIPANTS

     7.1     Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Nothing herein contained shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board to change the duties or the character of employment of any employee of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

     7.2     Nontransferability. No right or interest of any Participant in this Plan shall be assignable or transferable or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 8.

ADMINISTRATION

     8.1     Administration. This Plan shall be administered by the Human Resources Committee in accordance with the provisions contained herein.

     8.2     Questions of Construction and Interpretation. The determination of the Human Resources Committee in construing or interpreting this Plan or making any decision with respect to the Plan shall be final, binding, and conclusive upon all persons. The Human Resources Committee’s interpretative responsibility shall include any and all definitions in the Plan, including, but not limited to, interpretations of Cause.

     8.3     Liability. The Board, the Human Resources Committee, the Committee, or any other persons acting under the direction of either, shall not be liable and shall be held harmless for any act or failure to act hereunder.

SECTION 9.

AMENDMENTS

9.1     Amendments. The Company, in its absolute discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, that no such modification, amendment, suspension, or termination, may without the consent of the Participant (or his beneficiary in the case of death of the Participant) reduce after the end of the Plan Year the right of a Participant (or the Participant’s beneficiary as the case may be) to a payment or distribution in accordance with the provisions contained in this Plan or change to the detriment of a Participant any potential rights in that Plan Year pursuant to Section 11 of this Plan.

SECTION 10.

REQUIREMENTS OF LAW

10.1     Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Illinois.

10.2     Withholding Taxes. USI or any Subsidiary, as appropriate, shall have the right to deduct from all payments under the Plan any Federal, state or other taxes required by law to be withheld with respect to such payments.

SECTION 11.

MERGER, CONSIDERATION, OR ACQUISITION

11.1     Payment Upon Change of Control. If the Plan terminates upon or after a Change of Control of USI during the Plan Year in which the Change of Control occurs, a Participant in the Plan for the Plan Year during which a Change of Control occurs shall be entitled to an amount equal to the Participant’s Target Incentive Award for such Plan Year. Such amount shall be paid in cash to the Participant after the termination of the Plan.

11.2     Definition of Change of Control. The term “Change of Control” shall mean any one or more of the following events:

(a) Any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d)(3)) has or acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the combined voting power of USI’s then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the acquisition or holding of Voting Securities by (i) USI or any Subsidiaries, or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by USI or any Subsidiaries shall not constitute a Change of Control; and provided further that the acquisition or holding of Voting Securities by any Person in which a Participant has a substantial equity interest shall not constitute a Change of Control with respect to such Participant. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the issuance of Voting Securities by USI in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the issuance of Voting Securities by USI, and after such issuance of Voting Securities by USI, such Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the Voting Securities Beneficially Owned by such Person to more than 50% of the Voting Securities of USI, then a Change of Control shall occur.

(b) At any time during a period of two consecutive years, the individuals who at the beginning of such period constituted the Board (the “Incumbent Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election by USI’s stockholders, of any new director was approved by a vote of more than 50% of the directors then comprising the Incumbent Board, such new director shall, for purposes of this Subsection (b), be considered as though such person were a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of (i) either an actual “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a “Proxy Contest”), or (ii) by reason of any agreement intended to avoid or settle any actual or threatened Election Contest or Proxy Contest.

(c) Consummation of a merger, consolidation or reorganization or approval by USI’s stockholders of a liquidation or dissolution of USI or the occurrence of a liquidation or dissolution of USI (“Business Combination”), unless, following such Business Combination:

(i) the Persons with Beneficial Ownership of USI, immediately before such Business Combination, have Beneficial Ownership of more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns USI or all or substantially all of USI’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;

(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and

(iii) no Person (other than USI, any Subsidiaries or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 30% or more of the then combined voting power of the Surviving Company’s then outstanding voting securities. Notwithstanding this subsection (iii), a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than 30% of Voting Securities as a result of the issuance of Voting Securities by USI in exchange for assets (including equity interests) or funds with a fair value equal to the fair value of the Voting Securities so issued; provided, however, that a Business Combination with a Person in which a Participant has a substantial equity interest shall not constitute a Change of Control with respect to such Participant.

(d) Approval by USI’s stockholders of an agreement for the assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of USI to any Person (other than a Person in which the Participant has a substantial equity interest (in which case there shall not be a Change of Control with respect to such Participant) and other than a subsidiary of USI or other entity, the Persons with Beneficial Ownership of which are the same Persons with Beneficial Ownership of USI and such Beneficial Ownership is in substantially the same proportions), or the occurrence of the same.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition of Voting Securities by the Company, such Person becomes the Beneficial Owner of any additional Voting Securities which increase the percentage of the Voting Securities Beneficially Owned by such Person, then a Change of Control shall occur.

Notwithstanding anything to the contrary herein, provided the Human Resources Committee (constituted of members of the Incumbent Board) in good faith determines that an event which would otherwise be a Change of Control is not a change of effective control of USI, a Change of Control shall not be deemed to have occurred.

SECTION 12.

INDEMNIFICATION

12.1     Indemnification. Each person who is or shall have been a member of the Human Resources Committee, the Committee or the Board or who is or shall have been an Employee of the Company shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with any claim, action, suit, or proceeding to which he may be a party by reason of any action taken or failure to act under the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 13.

EXPENSES OF THE PLAN

13.1     Expenses of the Plan. The expenses of administering the Plan shall be borne by the Company.

UNITED STATIONERS INC.
c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301
Vote by Telephone
Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone phone and follow the simple instructions to record your vote.
Vote by Internet
Have your proxy card available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.
Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300 Pittsburgh PA 15253-9837.

Vote by telephone or Internet 24 hours a day, 7 days a week

Vote by Telephone Call toll-free using a touch-tone telephone: 1-800-542-1160	Vote by Internet Access the website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on May 10, 2005 to be counted in the final tabulation.
See below for special deadline for Employee Stock Purchase Plan shares.
If you vote by telephone or Internet, please do not send your proxy card by mail.

è

Proxy must be signed and dated below.

ê   Please fold and detach card at perforation before mailing.     ê

United Stationers Inc.	Proxy / Voting Instruction Card
The undersigned hereby appoints FREDERICK B. HEGI, JR., ROY W. HALEY, AND BENSON P. SHAPIRO, or any of them, as proxies, with full power of substitution and with all the powers the undersigned would possess if present, to vote all the shares of common stock of UNITED STATIONERS INC. (the “Company”) which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders to be held at the Company’s offices located at 2200 East Golf Road, Des Plaines, Illinois on Wednesday, May 11, 2005, at 2:00 p.m., Central Time, and at any adjournment thereof.
This card also serves as voting instructions to Computershare Trust Company, Inc., as nominee of the United Stationers Inc. Employee Stock Purchase Plan. The nominee will vote the shares of the Company’s common stock allocated to the undersigned’s account at the Annual Meeting of Stockholders as directed by the undersigned on the reverse side. Your vote must be received by 11:59 p.m., Eastern Time, on May 6, 2005, to ensure that your Employee Stock Purchase Plan shares are voted at the meeting.

Signature

Signature (if jointly held)
Date:	, 2005
Please date and sign exactly as your name appears to the left. Joint owners should all sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

PLEASE VOTE BY TELEPHONE OR INTERNET OR SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

Your vote is important!

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be represented at the
Annual Meeting.

ê   Please fold and detach card at perforation before mailing.     ê

United Stationers Inc.	Proxy / Voting Instruction Card
This Proxy is solicited on behalf of the Board of Directors of United Stationers Inc.
This proxy will be voted as directed by the undersigned. If no direction is given, this proxy will be voted FOR the three proposals listed below. In their discretion, the proxies may vote upon any other business that properly comes before the meeting.
The Board of Directors recommends a vote FOR the following proposals:

1.	Election of three directors to serve for a three-year term expiring in 2008.
Nominees: (01) Richard W. Gochnauer (02) Daniel J. Good (03) John J. Zillmer
	❑	FOR all listed director nominees			❑	WITHHOLD AUTHORITY to vote for all listed director nominees
To withhold authority to vote for any nominee, write the nominee’s name on the line below: _______________________________________________________________________________________
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2005.
	❑	FOR	❑	AGAINST	❑	ABSTAIN
3.	Approval of the Amended and Restated Management Incentive Plan.
	❑	FOR	❑	AGAINST	❑	ABSTAIN
	❑	MARK HERE IF YOU PLAN TO ATTEND THE MEETING.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.